SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

REPAY HOLDINGS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2022
Dear Stockholder:
On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Stockholders of Repay Holdings Corporation, which will be held virtually on Wednesday, June 8, 2022, commencing at 10:00 a.m., Eastern Time. To attend the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2022. The meeting can be accessed through the link you receive following registration, where you will be able to listen to the meeting live, submit questions and vote online. Questions related to the Annual Meeting or voting matters can also be submitted in advance by email to virtualmeeting@viewproxy.com or by telephone at 1-866-612-8937. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
All of our stockholders of record at the close of business on April 12, 2022 are entitled to attend and vote at the Annual Meeting. If you were a beneficial holder as of the record date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must show proof of ownership to attend the Annual Meeting, and you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.
In order to attend or vote at the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2022 prior to the deadline of June 6, 2022 at 11:59 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link and password that will allow you access to the meeting, to submit questions during the meeting and to vote at the meeting. You will not be able to attend the Annual Meeting in person.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and for stockholders of record to vote your shares at the virtual meeting if you wish to do so.
Sincerely yours,
John Morris
Chief Executive Officer and Director
Peter Kight
Chairman

REPAY HOLDINGS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 8, 2022
Notice is hereby given that the Annual Meeting of Stockholders of Repay Holdings Corporation, a Delaware corporation, will be held virtually on Wednesday, June 8, 2022, at 10:00 a.m., Eastern Time. The meeting can be accessed through the link provided following registration where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions beginning on page 3 of the attached Proxy Statement. You will be required to register in advance at www.viewproxy.com/Repay/2022 prior to the deadline of June 6, 2022 at 11:59 p.m., Eastern Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in via the link provided using the password you receive following registration. We believe that a virtual Annual Meeting provides greater access to those who want to attend, and therefore have chosen this format over an in-person meeting.
At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
1.
To elect three Class III directors for terms expiring at the 2023 Annual Meeting of Stockholders (if Proposal Five is approved) or at the 2025 Annual Meeting of Stockholders (if Proposal Five is not approved);

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers (as defined in this Proxy Statement);

3.
To ratify the appointment of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022;

4.
To approve and adopt an amendment and restatement of our Omnibus Incentive Plan (the “Amended and Restated Plan”);

5.
To approve and adopt an amendment to our Certificate of Incorporation to declassify the Board of Directors (the “Declassification Amendment”);

6.
To approve and adopt an amendment to our Certificate of Incorporation to remove certain supermajority voting requirements (the “Supermajority Removal Amendment”); and

7.
To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class III directors (Proposal One), “FOR” the approval of the compensation of our named executive officers (Proposal Two), “FOR” ratification of the proposed Independent Registered Public Accounting Firm (Proposal Three), “FOR” the approval of the Amended and Restated Plan (Proposal Four), “FOR” the approval of the Declassification Amendment (Proposal Five) and “FOR” the approval of the Supermajority Removal Amendment (Proposal Six).
Our Board of Directors has fixed the close of business on April 12, 2022 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours. In addition, the list will be available to any stockholder for examination online during the Annual Meeting. Instructions will be provided during the Annual Meeting regarding how to access the list during the Annual Meeting.
If you were a beneficial holder as of April 12, 2022 (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on June 8, 2022. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time, on June 8, 2022.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “General Information — Voting Methods” beginning on page 3 of the attached Proxy Statement.
By Order of the Board of Directors,
Tyler B. Dempsey
General Counsel and Secretary
Atlanta, Georgia
April 27, 2022

i

REPAY HOLDINGS CORPORATION
3 West Paces Ferry Road, Suite 200
Atlanta, Georgia 30305
(404) 504-7472
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 8, 2022
GENERAL INFORMATION
Introduction
We are furnishing this Proxy Statement on behalf of the Board of Directors of Repay Holdings Corporation, a Delaware corporation, for use at our 2022 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 10:00 a.m., Eastern Time, on Wednesday, June 8, 2022. The meeting can be accessed through the link provided using the password you receive following registration, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information — Attendance at the Virtual Annual Meeting.” You will be required to register in advance at www.viewproxy.com/Repay/2022 prior to the deadline of June 6, 2022 at 11:59 p.m., Eastern Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in through the link provided using the password you receive following registration.
Repay Holdings Corporation was formed upon the closing (the “Closing”) of the merger (the “Business Combination”) of Hawk Parent Holdings LLC (“Hawk Parent”) with a subsidiary of Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company, on July 11, 2019. In connection with the Closing, Thunder Bridge changed its name to “Repay Holdings Corporation.”
We are headquartered in Atlanta, Georgia. Our legacy business was founded as M & A Ventures, LLC, a Georgia limited liability company doing business as REPAY: Realtime Electronic Payments (“REPAY LLC”), in 2006 by current executives John Morris and Shaler Alias.
As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we”, “us”, “Repay” and the “Company” and similar references refer (1) before the Business Combination, to Hawk Parent and its consolidated subsidiaries and (2) from and after the Business Combination, to Repay Holdings Corporation and its consolidated subsidiaries. Throughout this section, unless otherwise noted or unless the context otherwise requires, “Thunder Bridge” refers to Thunder Bridge Acquisition. Ltd. prior to the consummation of the Business Combination. The term “Board” refers to our Board of Directors.
On or about April 27, 2022, we will begin mailing to all stockholders entitled to vote at the Annual Meeting this Proxy Statement and the enclosed proxy materials. Although not part of this Proxy Statement, we will also mail with this Proxy Statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, containing our financial statements for the fiscal year ended December 31, 2021.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 8, 2022:
This Proxy Statement and our Annual Report on Form 10-K are available for viewing and downloading at www.viewproxy.com/Repay/2022.
Voting Rights
We have two classes of common stock: Class A, which has one vote per share, and Class V, which has the number of votes equal to the number of Post-Merger Repay Units (as adjusted pursuant to the Exchange

Agreement to reflect the then-current conversion ratio of Post-Merger Repay Units into shares of Class A common stock, all as described in “Related Party Transactions”) held by such Class V holder at the time of such vote. The Class A common stock and Class V common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents.
The close of business on April 12, 2022, has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 91,291,963 shares of Class A common stock (including 2,429,457 shares of unvested restricted stock that have voting rights) and 23 shares of Class V common stock, representing 7,883,048 votes on behalf of Class V common stockholders. There are no cumulative voting rights in connection with the election of directors.
Quorum
For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. ”Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.
Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner
Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company or if you hold a share of Class V common stock, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting, provided you have properly pre-registered for the meeting. If you hold unvested shares of restricted stock granted under our equity incentive plan, you will be deemed to be a stockholder of record of those shares.
Beneficial Owner.   If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process or emailed to virtualmeeting@viewproxy.com at the time you register. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process or email the legal proxy to virtualmeeting@viewproxy.com at the time you register to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting.
If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.
Attendance at the Virtual Annual Meeting
The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by clicking on the link provided in your invite which will be delivered to you via email following registration. In order to participate in the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2022 by June 6, 2022 at 11:59 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link and password that will allow you access to the meeting and to submit questions during the meeting.
To access the Annual Meeting, you will need the event password that will be provided after registration. If you are a holder of record and you have misplaced your virtual control number or event password, please call Alliance Advisors at 1-866-612-8937 or e-mail virtualmeeting@viewproxy.com.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on June 8, 2022. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time, on June 8, 2022.
Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting.
Stockholders as of our record date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting during the registration process, by email to virtualmeeting@viewproxy.com or by telephone at 1-866-612-8937. Only questions that are relevant to the matters presented at the Annual Meeting will be addressed during the Annual Meeting as deemed appropriate. Immediately following the Annual Meeting, we will hold a general Q&A regarding our business and our answers to appropriate questions received and not answered during the meeting will be made available on our investor website at investors.repay.com.
If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact our Corporate Secretary at the Company’s address set forth in the 2022 Notice of Annual Meeting or by calling us at 404-504-7472. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please contact the technical support at Alliance Advisors at 1-866-612-8937 or e-mail virtualmeeting@viewproxy.com.
Voting Methods
The procedures for voting are as follows:
Stockholder of Record.   If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.
•
By Mail: To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
Via the Internet: To vote through the internet, go to www.AALvote.com/RPAY and follow the onscreen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on June 7, 2022.

•
By Telephone: To vote by telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card or voting instruction form. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on June 7, 2022.

•
In Person: To vote in person, attend and vote at the virtual Annual Meeting through the link provided following registration (you will need the virtual control number included on your proxy card to vote during the meeting).

Beneficial Owner.   If you are a beneficial owner of shares registered in the name of your broker, trustee, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process or emailed to virtualmeeting@viewproxy.com at the time you register. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process or email the legal proxy to virtualmeeting@viewproxy.com at the time you register to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting. If you have properly submitted a legal proxy, you may vote at the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email to vote during the meeting).
Voting Requirements
At the Annual Meeting, stockholders will consider and act upon (1) the election of three Class III directors for terms expiring at the 2023 Annual Meeting of Stockholders (if Proposal Five is approved) or at the 2025 Annual Meeting of Stockholders (if Proposal Five is not approved), (2) the approval, on an advisory basis, of the compensation of our named executive officers (as defined in this Proxy Statement), (3) the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (4) the approval of the Amended and Restated Plan; (5) the approval of the Declassification Amendment; (6) the approval of the Supermajority Removal Amendment; and (7) such other business as may properly come before the Annual Meeting.
With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and the three nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.
With regard to Proposal Two (Say-on-Pay Advisory Vote), the affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the compensation of our named executive officers (as defined in this Proxy Statement). Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because your vote is advisory, it will not be binding on the Company, our Board or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.
With regard to Proposal Three (Auditor Ratification), the affirmative vote of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our Independent Registered public Accounting Firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. We are not required to obtain the approval of our stockholders to select our Independent Registered Public Accounting Firm. However, if our stockholders do not ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee of the Board will reconsider its selection.
With regard to Proposal Four (Approval of the Amended and Restated Plan), the affirmative vote of a majority of the votes cast is required to approve and adopt the Amended and Restated Plan. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

With regard to Proposal Five (Approval of the Declassification Amendment), the affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of our capital stock entitled to vote on the matter, voting together as a single class, is required to approve and adopt the Declassification Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.
With regard to Proposal Six (Approval of the Supermajority Removal Amendment), the affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of our capital stock entitled to vote on the matter, voting together as a single class, is required to approve and adopt the Supermajority Removal Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.
Treatment of Voting Instructions
If you provide specific voting instructions, then your shares will be voted as instructed.
If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR” all nominees listed in Proposal One, “FOR” the approval of the compensation of our named executive officers in Proposal Two, “FOR” the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2022 in Proposal Three, “FOR” the approval of the Amended and Restated Plan in Proposal Four, “FOR” the approval of the Declassification Amendment in Proposal Five, “FOR” the approval of the Supermajority Amendment in Proposal Six and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.
You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.
The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.
If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
Costs of Proxy Solicitation
Repay will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.
Householding
Under the rules adopted by the SEC, only one copy of this Proxy Statement is being delivered to multiple stockholders residing at the same address unless the Company has received contrary instructions from one or more of the stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate copy of the proxy materials for each account, please contact Alliance Advisors, at 1-877-777-2857. You may also e-mail requests@viewproxy.com or mail your request to Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Alliance Advisors by telephone, e-mail or mail as indicated above.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board is divided into three classes, each serving staggered, three-year terms:
•
our Class I directors are Shaler Alias, Richard E. Thornburgh and Paul R. Garcia, and their current terms expire at the 2023 Annual Meeting of Stockholders;

•
our Class II directors are Robert H. Hartheimer, Maryann Goebel and Emnet Rios, and their current terms expire at the 2024 Annual Meeting of Stockholders; and

•
our Class III directors are William Jacobs, Peter J. Kight and John Morris, and their current terms expire at this year’s Annual Meeting of Stockholders.

The Board is currently fixed at nine members divided into three classes.
Action will be taken at the Annual Meeting for the election of three Class III directors. Mr. Jacobs, Mr. Kight, and Mr. Morris, the nominees listed below, are currently directors of the Company. Each director elected at the Annual Meeting will serve until the 2023 Annual Meeting (if Proposal Five is approved) or until the 2025 Annual Meeting (if Proposal Five is not approved), or until his successor is elected and qualified. Proxies can be voted for only three nominees.
If the Declassification Amendment (Proposal Five) is approved by the Company’s stockholders, (i) the current Class III directors will be elected at the Annual Meeting to serve for a term of one year, (ii) the current Class I directors and Class III directors will be elected at the 2023 Annual Meeting to serve for a term of one year, and (iii) beginning with the 2024 Annual Meeting, all directors will be elected to serve for one year terms at all annual meetings. If the Declassification Amendment (Proposal Five) is not approved by the Company’s stockholders, our Board will remain classified and directors will continue to be elected to serve for three-year terms.
The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for any one or more of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.
The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of Repay of the nominees for election as directors and for the continuing directors are set forth below.
Class III Nominees for Election for Terms Expiring at the 2023 Annual Meeting of Stockholders (if Proposal Five is Approved) or at the 2025 Annual Meeting of Stockholders (if Proposal Five is not Approved)
William Jacobs, age 80, has served as a director since the Business Combination. From its formation in September 2016 through the Business Combination, Mr. Jacobs served as a member of the board of directors of Hawk Parent. Mr. Jacobs has served as a director of Global Payments Inc. (NYSE: GPN) (“Global Payments”), a payment processing services company, since 2001, but intends to retire from the Global Payments board following Global Payments’ annual meeting in April 2022, and as chairman of Green Dot Corporation (NYSE: GDOT) (“Green Dot”), a financial services technology company, since June 2016 (and he has served as a director of Green Dot since April 2016). In addition, he currently serves as a member of Global Payments’ governance and nominating committee and compensation committee, served as Lead Independent Director of Global Payments from 2003 to May 2014, served as chairman of the board of directors of Global Payments from June 2014 to September 2019, and has served as one of its business advisors since August 2002, and previously served on its audit committee and as chair of its compensation committee. Mr. Jacobs also served as Interim Chief Executive Officer of Green Dot from January 2020 to March 2020. Since March 2021, Mr. Jacobs has also served as a member of the board of directors of Corsair Partnering Corporation, a special purpose acquisition company sponsored by an affiliate of Corsair Capital LLC. He previously served on the boards of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008, Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006, and as a member of the Board of Trustees of The American University in Washington, D.C. from 1985 to 2001, of which he served as chairman from 1997 to 2001. From 1995 to 2000, Mr. Jacobs served in various senior roles at MasterCard International, including as Senior Executive Vice President. Before joining MasterCard International, Mr. Jacobs co-founded Financial Security Assurance Inc. (FSA), where he served as Chief Operating Officer. Mr. Jacobs has served as an operating partner of Corsair Capital LLC since 2018. We believe Mr. Jacobs is well-qualified to serve on our Board based on his management experience and expertise in the payments and financial services industries.
Peter “Pete” J. Kight, age 66, has been the Chairman of our Board since the Business Combination and previously served as the Executive Chairman of Thunder Bridge since June 2018. Mr. Kight has 35 years of industry experience. He has been an Angel Investor and Advisor to Commerce Ventures, a Silicon Valley based venture capital firm focused on investing in innovations in the retail and financial services industries, since 2012. Mr. Kight previously served as a co-chairman and Managing Partner at Comvest Partners, a mid-market private investment firm, from 2010 to 2013, and then as a Senior Advisor at Comvest Partners from 2013 to 2015. He was the founder, chairman, and Chief Executive Officer of CheckFree Corporation (NASDAQ: CKFR), a provider of financial services technology, from 1981 until it was acquired by Fiserv (NASDAQ: FISV) in 2007. Mr. Kight then served as director and vice chairman of Fiserv following Fiserv’s acquisition of CheckFree from 2007 to 2012 (Vice Chairman from 2007 to 2010). Mr. Kight has served as a director of Bill.com Holdings, Inc. (NYSE: BILL), a provider of software that digitizes and automates back-office financial operations since May 2019 and as a director of indie Semiconductor, Inc. (NASDAQ: INDI), an Autotech solutions innovator, from June 2021 to present. Mr. Kight previously served on the boards of directors of Akamai Technologies, Inc. (NASDAQ GS: AKAM), distributor of computing solutions and services, from 2004 to 2012, Manhattan Associates, Inc., (NASDAQ: MANH) a provider of supply chain planning and execution solutions, from 2007 to 2011, Kabbage, Inc., a technology-driven SME lending company, from 2015 to November 2017, Blackbaud, Inc. (NASDAQ: BLKB), a supplier of software and services specifically designed for nonprofit organizations, from 2014 to 2020, and Huntington Bancshares Incorporated (NASDAQ: HBAN), a regional bank holding company, from 2012 to 2020. He has been a Principal of Thunder Bridge Capital, LLC, since 2017. He holds more than a dozen patents and publications for electronic banking and payment systems. We believe that Mr. Kight is well-qualified to serve as a member of our Board due to his extensive financial services, operational, management and investment experience.
John Morris, age 53, has served as our Chief Executive Officer and a director since the Business Combination. He co-founded REPAY LLC and has served as its Chief Executive Officer since 2010. From its formation in September 2016 through the Business Combination, Mr. Morris served as a member of the board of directors of Hawk Parent. Mr. Morris has also been a member of the board of directors of Repay Holdings, LLC since its formation in September 2013. From 1997 to 2008, Mr. Morris served as President of Security Check Atlanta, a check processing and recovery solutions company, until its acquisition by Payliance, where he served as Executive Vice President of Sales and Marketing prior to commencing his role as Chief Executive Officer of REPAY LLC. From 1994 to 1997, Mr. Morris served in several corporate finance positions for Bass Hotels and Resorts, including Director of Corporate Finance. We believe that Mr. Morris is well-qualified to serve as a member of our Board because of the experience that he brings as a co-founder as well as his over 20 years of experience in the payments industry.
Class I Directors Continuing in Office until the 2023 Annual Meeting of Stockholders
Shaler Alias, age 42, has served as our President and a director since the Business Combination. He co-founded REPAY LLC in 2006 and has served as its President since 2008. From its formation in September 2016 through the Business Combination, Mr. Alias served as a member of the board of directors of Hawk Parent. Mr. Alias has also been a member of the board of directors of Repay Holdings, LLC since its formation in September 2013. Mr. Alias served as Vice President of Sales of REPAY LLC from 2006 to 2008. Prior to 2006, Mr. Alias co-founded and served as Director of Sales and Marketing for Capital Recovery Solutions, a collection agency that served community banks and consumer finance lenders. We believe that Mr. Alias is well-qualified to serve as a member of our Board because of the experience that he brings as a co-founder as well as his knowledge of the payments industry.

Richard E. Thornburgh, age 69, has served as a director since the Business Combination. Since December 2011, Mr. Thornburgh has served as a director of S&P Global, Inc. (NYSE: SPGI), a financial information and analytics company, where he serves as the chair of the board and chair of the executive committee and as a member of the compensation and leadership development committee and the nominating and governance committee. Mr. Thornburgh also serves as the chair of the board of directors of Jackson Hewitt Tax Service Inc., a company that provides assisted tax preparation services and related financial products and which is a portfolio company of Corsair Capital LLC. He has held this position since June 2018. He previously served as a director of Capstar Financial Holdings, Inc., a publicly-traded bank holding company, from December 2008 to December 2019, and Newstar Financial, a commercial finance company, from December 2006 until December 2017, both of which were portfolio companies of Corsair Capital, LLC during his service. In addition, from May 2006 to April 2018, Mr. Thornburgh served on the board of directors of Credit Suisse AG, a publicly traded global financial institution. He served as vice chairman of the board, chair of its risk committee, member of the audit and nominations and governance committees. From 1995 to 2005, he held a variety of executive and other board responsibilities at Credit Suisse Group AG, including Chief Financial Officer and Chief Risk Officer. Mr. Thornburgh was also the chairman of the board of directors of Credit Suisse Holdings USA from December 2015 to April 2018. Mr. Thornburgh is a Senior Advisor and member of the investment committee of Corsair Capital LLC, which he joined in 2006. He also previously served a director of Reynolds America Inc. from December 2011 until December 2015. We believe Mr. Thornburgh is well-qualified to serve on our Board because of his familiarity with the capital markets and strategic transactions obtained through executive-level positions in investment banking and private equity, as well as his extensive experience in the financial services industry.
Paul R. Garcia, age 69, has served as a director since the Business Combination. Mr. Garcia served as chairman and CEO of Global Payments Inc. (NYSE:GPN), a leading provider of credit card processing, check authorization and other electronic payment processing services, from June 1999 to May 2014. Mr. Garcia has served as a director of Deluxe Corporation (NYSE: DLX) since August 2020 and as a director of UnitedHealthGroup Incorporated (NYSE: UNH) since November 2021. Mr. Garcia also serves as a director of Payment Alliance International. He previously served on the board of directors of The Dun & Bradstreet Corporation from May 2012 until February 2019, West Corporation from March 2013 until October 2017, Global Payments from February 2001 until May 2014, and Truist Financial Corp. and its predecessor SunTrust Banks, Inc. from August 2014 until October 2021. We believe that Mr. Garcia is well-qualified to serve as a member of our Board due to his extensive experience in the payment services industry.
Class II Directors Continuing in Office until the 2024 Annual Meeting of Stockholders
Robert H. Hartheimer, age 64, has served as a director since June 2018 (including service as a director of Thunder Bridge through the Business Combination). Since 2021, Mr. Hartheimer has served as Chief Compliance Officer and Regulatory Officer of Jasper (formerly known as CreditStacks), a fin-tech credit card originator. Mr. Hartheimer co-founded Jasper in 2015 and previously served as its Chief Regulatory Officer from 2015 to 2020. Mr. Hartheimer has served as a director and chairman of the audit committee of Thunder Bridge Capital Partners III Inc. (NASDAQ: TBCP), a special purpose acquisition company, since February 2021 and as a director and chairman of the audit committee of Thunder Bridge Capital Partners IV Inc. (NASDAQ: THCP) since June 2021. Mr. Hartheimer has also been an independent director of CardWorks, a privately held consumer lender and credit card servicer since 2017 and currently serves as chairman of its audit committee and its compliance and risk committee. Mr. Hartheimer is the Founder and Managing Member of Hartheimer LLC, which provides senior-level consulting services to banks, investment firms and financial services companies on financial, regulatory, strategic and governance matters, since 2008. From 2002 to 2008, Mr. Hartheimer was a Managing Director at Promontory Financial Group, a regulatory consulting firm. In 1991, Mr. Hartheimer joined the Federal Deposit Insurance Corporation, where he and a small team created the Division of Resolutions to analyze and sell failed banks. He went on to serve as the Director of that division. Mr. Hartheimer’s other past positions include senior roles at investment banks, including Merrill Lynch, Smith Barney and Friedman Billings Ramsey. Since 1997, Mr. Hartheimer previously served on six corporate boards of directors, including: Thunder Bridge Acquisition II, Ltd. (NASDAQ: THBR), a former special purpose acquisition company, where he served as chairman of the audit committee, from 2019 to June 2021; Lending Club Asset Management, an investment management subsidiary of a fin-tech lending firm, (NYSE: LC) from 2016 to 2019; and, Higher One Holdings, a financial technology company, (NYSE: ONE), where he served as chairman of the risk committee, from 2012 to 2016. We believe that Mr. Hartheimer is well-qualified to serve on our Board because he brings to it his extensive experience in the financial services industry, the bank regulatory community and investment banking.
Maryann Goebel, age 71, has served as a director since the Business Combination. Ms. Goebel has been an IT management consultant, providing assessments and recommendations regarding IT management and coaching to chief information officers, since July 2012. Ms. Goebel has served as a director of Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF), a bank holding company, since February 2014. She is also a member of Seacoast’s audit committee and enterprise risk management committee and chairs its compensation and governance committee. From June 2009 to July 2012, Ms. Goebel served as Executive Vice President and Chief Information Officer of Fiserv, Inc. (“Fiserv”) (NASDAQ: FISV), where she was responsible for all internal Fiserv IT systems, as well as IT infrastructure, operations, engineering and middleware services for clients who chose to outsource their processing to Fiserv. Ms. Goebel currently serves on the Arts and Sciences Advisory Board of Worcester Polytechnic Institute. In 2017, Ms. Goebel was awarded the CERT Certificate in Cybersecurity Oversight by the NACD. We believe that Ms. Goebel is well-qualified to serve as a member of our Board due to her extensive experience in the information technology industry.
Emnet Rios, age 44, has served as a director since January 2022. Since July 2018, Ms. Rios has served as Chief Financial Officer of Digital Asset Holdings, LLC (“Digital Asset”), which designs and delivers distributed ledger technology products for the financial services, healthcare, supply chain and insurance industries. Since July 2019, she has also served as Chief Operating Officer of Digital Asset. From May 2016 to July 2018, Ms. Rios served as the controller and global head of operations of Digital Asset. Prior to joining Digital Asset, Ms. Rios served in various finance roles for NatWest Group (formerly the Royal Bank of Scotland). We believe that Mr. Rios is well-qualified to serve as a member of our Board because of her extensive combined experience of leading the finance and operations functions of high growth organizations and her background in both the financial services and technology industries.
The Board recommends a vote “FOR” all nominees
listed in Proposal One for election.

EXECUTIVE OFFICERS OF REPAY
Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with Repay and selected biographical information for our executive officers. The biographies of Messrs. Morris and Alias are provided above under “Proposal One: Election of Directors.”
Name	Age	Position
John Morris	53	Chief Executive Officer and Co-Founder, Director
Shaler Alias	42	President and Co-Founder, Director
Naomi Barnett	31	Executive Vice President, Human Resources
Tyler B. Dempsey	48	General Counsel
David Guthrie	55	Chief Technology Officer
Michael F. Jackson	58	Chief Operating Officer
Jacob H. Moore	34	Executive Vice President, Corporate Development and Strategy
Timothy J. Murphy	40	Chief Financial Officer
Susan Perlmutter	58	Chief Revenue Officer
Naomi Barnett has served as our Executive Vice President, Human Resources since March 2021. From January 2020 to March 2021, Ms. Barnett served as Vice President, Human Resources for REPAY LLC. Previously, Ms. Barnett served as Director, Human Resources of REPAY LLC from July 2018 to January 2020. Prior to joining REPAY LLC, Ms. Barnett was Director, Head of Human Resources, for Gold Star Mortgage Financial Group from October 2017 to July 2018. From June 2011 to September 2017, Ms. Barnett served in various human resources roles for Patriot National, Inc., including as Assistant Vice President, Human Resources, from May 2016 to September 2017.
Tyler B. Dempsey has served as our General Counsel since September 2019. Prior to joining us, Mr. Dempsey provided legal counsel and support to REPAY LLC for more than nine years as outside counsel at Troutman Sanders LLP (now Troutman Pepper Hamilton Sanders LLP), where he served as a Partner since 2008. Prior to joining Troutman Sanders, Mr. Dempsey was an attorney at King & Spalding LLP.
David Guthrie has served as our Chief Technology Officer since January 2022. Prior to joining us, Mr. Guthrie was the principal of Guthrie Technology Services, a technology advisory firm he founded in January 2017. During this time, he acted in executive and/or advisory roles for various technology-centric companies, including serving as the Chief Information Officer and Chief Information Security Officer of Sharecare, Inc., with oversight of security, IT systems and M&A assessments. Before establishing Guthrie Technology Services, he served as Executive Vice President and Chief Technology Officer of Premiere Global Services, Inc. (PGi) from February 2003 until December 2016. Earlier in his career, Mr. Guthrie was a member of the founding team of Medcast Networks, which was acquired by WebMD in 1999.
Michael “Mike” F. Jackson has served as Chief Operating Officer since the Business Combination and as Chief Operating Officer of REPAY LLC since October 2016. Prior to joining REPAY LLC, Mr. Jackson served in numerous executive roles for enterprise software and payment service providers, including as Senior Vice President, Business Unit Head Cash Management at D+H Ltd. (now known as Finastra), a global payments and lending technology provider, from January 2014 to June 2016 and as Vice President and the Head of EBPP Business/Community Financial Services for ACI Worldwide, Inc. a provider of electronic payments solutions, from August 2012 to December 2013. Prior to ACI Worldwide, Inc., Mr. Jackson worked for S1 Software Corp., from 2008 to 2012, until it was acquired by ACI Worldwide, Inc. Prior to 2008, he worked for the U.S.-based Regions Financial Corporation, where he was responsible for card and merchant services, internet banking and online products and services as Executive Vice President of Alternative Delivery, and President of the Internet Bank.
Jacob “Jake” H. Moore has served as our Executive Vice President, Corporate Development and Strategy since March 2020. From January 2018 to March 2020, Mr. Moore served as the Head of Corporate Development for REPAY LLC. Previously, Mr. Moore served as Vice President, Corporate Development of REPAY LLC from January 2017 to December 2017. Before joining REPAY LLC, Mr. Moore was a private equity investment professional, serving as a Senior Associate at BlueArc Capital Management from May 2016 to January 2017 and as an Associate at Trinity Hunt Partners from March 2012 to June 2014. From 2010 to 2012, Mr. Moore was an investment banker in the Mergers and Acquisitions Group at SunTrust Robinson Humphrey.
Timothy “Tim” J. Murphy has served as our Chief Financial Officer since the Business Combination and as Chief Financial Officer of REPAY LLC since January 2014. Mr. Murphy has been a member of the board of directors of Repay Holdings, LLC since September 2016. He oversees our financial operations including accounting, tax, treasury, financial planning, reporting and investor relations. Prior to joining REPAY LLC, Mr. Murphy served as Director of Corporate Development for Amaya Gaming Group Inc. (now known as The Stars Group Inc.), a Canadian online and mobile gaming and interactive entertainment company, from January 2013 to January 2014. Mr. Murphy previously served as Director of Finance for Cadillac Jack, Inc., a company engaged in the design, development, and supply of electronic gaming machines, from August 2009 to December 2012. Mr. Murphy began his professional career as an investment banker at Credit Suisse.
Susan Perlmutter has served as Chief Revenue Officer since the Business Combination and as Chief Revenue Officer of REPAY LLC since January 2016. Ms. Perlmutter previously served as Chief Revenue Officer at Sigma Payment Solutions, Inc. (“Sigma”), a provider of electronic payment solutions to the automotive finance industry, from October 2012 to January 2016, and joined Repay LLC when it acquired Sigma in January 2016. In connection with its acquisition of Sigma, REPAY LLC agreed to retain Ms. Perlmutter’s services as its Chief Revenue Officer. Prior to Sigma, Ms. Perlmutter held various positions with PAYTEK Solutions, LLC a provider of payment processing services, from February 1995 to February 2011.

CORPORATE GOVERNANCE
We have established corporate governance practices designed to serve the best interests of Repay and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our current Code of Ethics, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at investors.repay.com under the heading “Corporate Governance.”
Set forth below is information regarding the meetings of the Board during 2021, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.
Committees and Meetings of the Board
Board Composition.   Our business affairs are managed under the direction of the Board. The Board currently consists of nine members, seven of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. On December 6, 2021, the Board voted to increase the number of directors from eight to nine, effective as of January 1, 2022. To fill the vacancy caused by the increase of the Board size, the Board appointed Emnet Rios as a member of the Board on December 6, 2021, effective as of January 1, 2022, to serve as a Class II director with a term ending at the 2024 Annual Meeting.
Our Board is divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. If the Declassification Amendment is approved, we will transition the entire Board to annual election, and each director elected at and after the Annual Meeting will be elected to one-year terms. This will result in a fully declassified Board by the 2024 Annual Meeting. If the Declassification Amendment is not approved by the Company’s stockholders, our Board will remain classified and directors will continue to be elected to serve for three-year terms.
Our certificate of incorporation provides that our Board will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of our Board provided that the number of directors constituting the whole Board shall not be more than 15. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Classification of our Board may have the effect of delaying or preventing changes in control.
We previously entered into the Founders’ Stockholders Agreement (as defined in this Proxy Statement) that provides the parties thereto with certain director nomination rights. This agreement is described further in this Proxy Statement under “Related Party Transactions — Transactions with Related Persons — Post-Business Combination Agreements.”
Each of our officers serve at the discretion of our Board and will hold office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or officers.
Our Board consists of industry veterans and influential leaders in the financial services and payments industries. The table below demonstrates how each of our current directors brings extensive experience, deep industry knowledge, unique expertise and fresh perspective to the Board.

EXPERIENCE, QUALIFICATIONS AND EXPERTISE										COMMITTEE COMPOSITION			
	Accounting and Finance	CEO/Senior Leadership	Compliance/ Regulatory	M&A/Corporate Development	Payment Processing Operations	Public Company/ Governance	Risk Management	Sales & Marketing	Strategic Planning	Technology & Cybersecurity	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technology Committee
Shaler Alias		X		X	X			X	X					
Paul Garcia		X		X	X	X	X	X	X	X	M	M		
Maryann Goebel		X	X	X	X	X	X		X	X				C
Bob Hartheimer	X	X	X	X		X	X		X		C			
William Jacobs	X	X	X	X	X	X	X		X			C	M	
Pete Kight		X		X					X	X			C	M
John Morris	X	X	X	X	X			X	X					
Emnet Rios	X	X		X			X		X	X	M			M
Dick Thornburgh	X	X	X	X		X	X		X			M	M	

X = Has experience and demonstrates expertise in specific area

M = Member C = Chairperson

Board Diversity.   While the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, diversity is a key consideration in the director nominee process. In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board that best serves the needs of the company and the interests of its stockholders. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Meetings of the Board.   Our Corporate Governance Guidelines provide that directors should be prepared for and attend Board meetings and actively participate in Board discussions. The Board met eight times during the fiscal year ended December 31, 2021. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served. All of our directors serving at the time attended our 2021 Annual Meeting.
Board Committees.   Our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.
Audit Committee.   The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing our policies on and oversees risk assessment and risk management, including enterprise risk management;

•
reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

•
approving or, as required, pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee met five times during the fiscal year ended December 31, 2021. The current members of the Audit Committee are Paul R. Garcia, Robert H. Hartheimer and Emnet Rios. Emnet Rios was appointed to serve as a member of the Audit Committee on April 1, 2022. Robert H. Hartheimer serves as chairperson of the Audit Committee. Each of the members of our Audit Committee satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. The Board has determined that Mr. Hartheimer is an “Audit Committee financial expert,” as that term is defined in SEC rules.
Compensation Committee.   The Compensation Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
•
reviewing, approving and determining the compensation of our officers and key employees;

•
reviewing, approving and determining the compensation and benefits, including equity awards, to directors for service on our Board or any committee thereof;

•
administering our equity compensation plans;

•
reviewing, approving and making recommendations to our Board regarding incentive compensation and equity compensation plans; and

•
establishing and reviewing general policies relating to compensation and benefits of our employees.

The Compensation Committee met five times during the fiscal year ended December 31, 2021. The current members of the Compensation Committee are Paul R. Garcia, William Jacobs and Richard E. Thornburgh. Richard E. Thornburgh was appointed to serve as a member of the Compensation Committee on April 1, 2022. William Jacobs serves as chairperson of the Compensation Committee. Each of the members of our Compensation Committee meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. For more information on the Compensation Committee, see “— Corporate Governance Policies — Consideration and Determination of Executive and Director Compensation.”
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
•
identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•
evaluating the performance of our Board and of individual directors;

•
considering and making recommendations to our Board regarding the composition of our Board and its committees;

•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of the corporate governance practices and reporting, including our ESG practices described below;

•
reviewing related person transactions; and

•
developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee shall work with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors, the terms of the Stockholder Agreements, as well as the qualifications set forth in our Corporate Governance Guidelines. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board. Each director is expected to be an individual of high character, mature judgment and integrity. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including term limits or age limits, as well as the director’s past attendance at meetings, participation in and contributions to the activities of the Board and Repay and other qualifications and characteristics set forth in the committee’s charter.
The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Ethics.
The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Secretary and otherwise in accordance with the terms of our bylaws and as described in “Stockholder Proposals” below. Such stockholder’s notice shall set forth certain information about the stockholder giving the notice and the nominee and other representations and certifications as set forth in our bylaws.
The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2021. The current members of the Nominating and Corporate Governance Committee are William Jacobs, Peter J. Kight and Richard E. Thornburgh. Peter J. Kight serves as chairperson of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules of Nasdaq.
Technology Committee.   The Technology Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” Under the charter, the committee is responsible for, among other things:
•
managing the risks associated with information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity;

•
establishing guidelines, policies, controls and procedures for monitoring and mitigating such technology risks;

•
reviewing technology risk reports with management with respect to corrective actions for deficiencies;

•
evaluating, and making recommendations to our Board regarding, the effectiveness of our risk assessment processes; and

•
reviewing, and making recommendations to our Board regarding, our technology strategy, budget and key initiatives, and our technology position relative to our competitors.

The Technology Committee met four times during the fiscal year ended December 31, 2021. The current members of the Technology Committee are Maryann Goebel, Peter J. Kight and Emnet Rios. Emnet Rios was appointed to serve as a member of the Technology Committee on April 1, 2022. Maryann Goebel serves as chairperson of the Technology Committee. Each of the members of our Technology Committee meet the requirements for independence under the under the applicable rules of Nasdaq.

Director Independence
Our Class A common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and Nominating and Corporate Governance Committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that Mses. Goebel and Rios and Messrs. Hartheimer, Jacobs, Thornburgh, Kight and Garcia are “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act. Messrs. Morris and Alias are not considered independent.
Corporate Governance Policies
In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:
Code of Ethics.   Our Code of Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, officers and employees. The Code of Ethics is available on our investor website at investors.repay.com under the heading “Corporate Governance.” We intend to post any amendments to or any waivers from a provision of our Code of Ethics on our website.
Corporate Governance Guidelines.   Our Board adopted the Repay Corporate Governance Guidelines, which give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Corporate Governance Guidelines reflect the Board’s commitment to effective corporate governance of Repay, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include:
•
role and responsibility of the Board;

•
independence of the Board;

•
director qualifications;

•
committees of the Board;

•
director orientation and continuing education;

•
expectations of directors;

•
limitations on other board service;

•
management succession planning;

•
evaluation of Board performance; and

•
communications with stockholders.

A copy of the Corporate Governance Guidelines is available on our investor website at investors.repay.com under the heading “Corporate Governance.”
Risk Management.   Our management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.
The Board and its committees maintain an active role in risk oversight. The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our General Counsel and with management, to discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee, governance related risk from the Nominating and Corporate Governance Committee and cybersecurity related risk from the Technology Committee. Risks related to environmental, social and governance matters are covered by each of our committees as appropriate, as described below under “Environmental, Social and Governance Matters.”
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.
Executive Sessions of Independent Directors.   Our Corporate Governance Guidelines provide that the independent directors shall meet in executive session on a periodic basis but no less than twice per year. At executive sessions, our independent directors meet without management or any affiliated directors present. The Board believes that executive sessions foster free and open communication among the independent directors, which will ultimately add to the effectiveness of the Board, as a whole.
Consideration and Determination of Executive and Director Compensation.   The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the Chief Executive Officer’s recommendations. In addition, the Compensation Committee has engaged an independent compensation consultant to advise regarding the status of Repay’s executive officer compensation in relation to comparable companies.
From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, Mr. Morris reviews the performance of senior management and make recommendations on compensation levels of our executive officers (other than himself), and Mr. Dempsey advises the Compensation Committee on legal matters and prepares documents for the Compensation Committee’s consideration. In addition, these officers answer questions posed by the committee. Also, the Board has delegated authority to Repay’s Chief Executive Officer to grant equity awards to employees other than executive officers, subject to certain parameters.
Under our Corporate Governance Guidelines, the compensation of independent directors is determined by the Board upon recommendation of the Compensation Committee. The guidelines further provide that non-employee directors are expected to receive a meaningful portion of their annual retainer in the form of equity. Employee directors are not paid additional compensation for their services as directors.

Restrictions on Short Sales or Speculative Transactions by All Directors and Employees.   The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, we adopted an insider trading policy, which generally prohibits our directors, officers, and employees, whether or not in possession of material non-public information from (i) trading in options, warrants, puts and calls or similar instruments on our securities, and (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).
In addition, our insider trading policy discourages margin accounts and pledges. The policy generally prohibits our directors, officers, and employees, whether or not in possession of material non-public information, from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan, without first obtaining pre-clearance.
Under the insider trading policy, our executive officers may only trade our securities during certain designated periods, as set out in our insider trading policy, and must obtain pre-clearance and approval prior to any transaction. All executive officers and directors are in compliance with this policy.
Committee Authority to Retain Independent Advisors.   The charter of each of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Technology Committee provides that the committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by Repay.
Board Leadership Structure.   Our current Board leadership structure separates the positions of Chief Executive Officer and Chairperson of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.
Under our Corporate Governance Guidelines, when the Chairperson of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” a “Lead Director” shall be elected annually by plurality vote of the independent directors, pursuant to a secret ballot, following nomination by the Nominating and Corporate Governance Committee. The Lead Director would help coordinate efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. A description of the position of Lead Director is set forth in Annex A to our Corporate Governance Guidelines, which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” Currently, John Morris serves as our Chief Executive Officer, and the independent Chairman position is held by Peter J. Kight. Therefore, we do not currently have a Lead Director. We believe that the structure of our Board and its committees provides strong overall management of the Company.
Policy for Director Attendance at Annual Meetings.   Under our Corporate Governance Guidelines, each director is strongly encouraged to attend each Annual Meeting of Stockholders.
Process for Stockholders to Send Communications to the Board.   Our Corporate Governance Guidelines provide that any stockholder who wishes to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the committees, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Secretary of the Company, 3 West Paces Ferry Road, Suite 200, Atlanta, Georgia 30305, who will forward such communications to the appropriate party, or (2) sending an e-mail to corpsecretary@repay.com. Such communications may be done confidentially or anonymously.

Environmental, Social and Governance Matters
We believe corporate responsibility is deeply woven into our company culture and good governance at all levels provides a strong foundation for supporting and promoting the long-term interests of our stockholders. Our environmental, social and governance (“ESG”) initiatives have been guided by our desire to achieve operational excellence, generate long-term value for our stockholders, provide a good working environment for our employees and have a positive impact in our communities.
The Board plays a very important role in our sustainability governance, providing oversight of the strategy, operations, risks and management of the Company. The Nominating and Corporate Governance Committee is chartered with overall oversight of our ESG matters and approach, including ESG related risks. We also have a Sustainability Working Group, consisting of internal and external resources, to assess the ESG factors related to our business. The Nominating and Corporate Governance Committee regularly engages with the Sustainability Working Group and executive management as ESG initiatives are identified and implemented. The Board maintains transparent communication with the Sustainability Working Group and the executive management team and receives regular reports from the Nominating and Corporate Governance Committee.
As we grow and as ESG best practices evolve, we regularly evaluate our ESG approach. Together with our executive management team, the Sustainability Working Group analyzes our business and identifies relevant ESG factors for evaluation and disclosure. The analysis includes dialogue with certain of our institutional stockholders and review of the practices of our peer companies. In March 2021, we publicly released our inaugural Corporate Sustainability Report, which discusses our environmental and social responsibility and sustainability programs and practices. This report focuses on environmental, social and governance initiatives. In advance of the Annual Meeting, we intend to update the report to include more detailed disclosures across our ESG initiatives and demonstrate stronger alignment with the Sustainability Accounting Standards Board (SASB) Standards. We plan to provide annual updates to the report going forward to ensure transparency in our approach to governing ESG matters. A copy of our current Corporate Sustainability Report is available on the “Investors” page of our website, www.repay.com, under the “Corporate Governance” tab.
We will continue to evolve our ESG program in a manner that is beneficial to the Company and our stakeholders.

REPORT OF AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of Repay’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.repay.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2021 and particularly with regard to the audited consolidated financial statements as of December 31, 2021 and December 31, 2020 and for the three years ended December 31, 2021.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during the year ended December 31, 2021.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2021 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee:
Robert H. Hartheimer, Chairman
Paul R. Garcia
Emnet Rios

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) outlines our compensation programs, practices and objectives for our 2021 named executive officers (“NEOs”) listed below and discusses how the compensation committee of the Board (the “Compensation Committee”) arrived at the compensation decisions for 2021.
Name	Title
John Morris	Chief Executive Officer (“CEO”)
Shaler Alias	President
Timothy J. Murphy	Chief Financial Officer
Tyler B. Dempsey	General Counsel
Jacob “Jake” H. Moore	Executive Vice President, Corporate Development and Strategy
Executive Summary
2021 Business Highlights
2021 was another successful year of growth for REPAY. Early in 2021, we consummated a concurrent common stock and convertible notes offering that raised total gross proceeds of approximately $590 million. Throughout the balance of 2021, we utilized a portion of those proceeds to make three acquisitions (including BillingTree, which is our largest acquisition date). We also experienced strong organic growth. Highlights related to our results of operations for the year ended December 31, 2021 include:
•
Card payment volume was $20.5 billion, an increase of 35% over the full year 2020

•
Total revenue was $219.3 million, a 41% increase over the full year 2020

•
Gross profit was $163.8 million, an increase of 44% over the full year 2020

•
Adjusted EBITDA was $93.2 million, an increase of 57% over the full year 2020

•
Adjusted Net Income was $73.0 million, an increase of 100% over the full year 2020

•
Adjusted Net Income per share was $0.80

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share are non-GAAP financial measures. Beginning with the fourth quarter of 2021, we changed the definitions of our non-GAAP financial measures to simplify the presentation and enhance comparability between periods. The non-GAAP information provided above reflects these revised definitions. Please refer to p. 44 of our Annual Report on Form 10-K for reconciliations to GAAP measures and further information.
2021 Pay Mix and Target Total Compensation
The Compensation Committee strives to align our compensation program with short- and long-term Company performance objectives and stockholder value. We believe that our current executive compensation program emphasizes performance-based pay and reflects best practices to ensure sound corporate governance. The majority of NEO compensation is variable (93% of target compensation for our CEO and an average of 80% of target compensation for our other NEOs). In addition, our pay mix is heavily weighted in equity (90% of target compensation for our CEO and an average of 62% of target compensation for our other NEOs), which we believe links the interests of the NEOs with long-term stockholder value creation. The following charts show the mix of total target compensation in 2021 for our CEO and the average of all other NEOs.

While aiming for a pay mix focused on variable and performance-based vehicles and designed to attract, retain and motivate our NEOs, and following a review of peer companies and executive performance, the Compensation Committee approved executive pay at the following target levels for 2021:
Name	Base Salary ($)	% of Total	Target Short- Term Cash Incentive ($)	% of Total	Target Long- Term Equity Incentives ($)	% of Total	Total
John Morris	355,000	7%	177,500	3%	4,750,000	90%	5,282,500
Shaler Alias	314,150	23%	157,075	11%	904,000	66%	1,375,225
Timothy J. Murphy	283,250	14%	212,438	10%	1,590,313	76%	2,086,000
Tyler B. Dempsey	350,000	26%	175,000	13%	845,000	62%	1,370,000
Jacob H. Moore	206,000	19%	403,000(1)	37%	480,000	44%	1,089,000

(1)
Includes $300,000 in anticipated “Deal Bonuses” provided for in Mr. Moore’s employment agreement (described below).

Greater detail regarding the compensation of our NEOs can be found within the 2021 Summary Compensation Table.

Consideration of Results of Stockholder Advisory Vote on Executive Compensation
The Compensation Committee monitors the results of the “Say-on-Pay” vote and considers those results along with the objectives listed below in determining compensation policies. At the 2021 Annual Meeting, approximately 98% of the votes cast were in support of the compensation described in our 2021 proxy statement. The Compensation Committee interpreted this vote result as an indication of support for our fiscal 2020 compensation program.
Objectives of the Compensation Program
Our executive compensation program encompasses the overarching ideals of the Company as a whole. We value performance driven metrics and an astute workforce. The Compensation Committee believes this is best effectuated by designing compensation programs and policies to achieve the following primary objectives:
•
attract, retain and motivate our highly-talented executive team;

•
align the objectives and interests of our executives with those of our stockholders in order to increase overall value and output within the Company; and

•
promote the achievement of key financial and strategic milestones.

Attract and Retain Talented Executive Team
We operate in a highly competitive industry for talented executives. The Compensation Committee has designed our compensation program to attract, retain and motivate an executive team capable of maximizing the Company’s performance in both the short- and long-term. With our compensation program and policies, we aim to provide our NEOs with a total compensation package that is competitive with comparable positions at other companies with which we compete for talent.
Align Interests of Named Executive Officers and Stockholders
The following compensation policies and practices are designed to align the interests of our NEOs and our stockholders:
What We Do		What We Don’t Do
Heavy emphasis on variable and performance-based compensation	Engage an independent compensation consultant	No significant perquisites
Stock ownership guidelines	Fully independent compensation committee	No incentives that encourage excessive risk-taking
Anti-hedging/pledging policy	Capped annual and long-term incentive programs	No tax gross ups
Mix of short-term and long-term incentives and performance metrics	Double trigger change in control cash severance benefits and equity vesting	No guaranteed incentive payments
Annual risk assessments	Clawback policy
Promote the Achievement of Key Milestones
The Compensation Committee believes compensation should be linked to actual performance and individual contributions. The Compensation Committee has worked to create an environment where performance is expected and rewarded. Our compensation program is designed to provide significant performance-based compensation, including cash and equity compensation that is variable and based on our actual results and our executives’ individual performance, as compared to fixed or guaranteed compensation.

Material Elements of Our Compensation Programs
Our compensation philosophy is supported by the following material compensation elements, which the Compensation Committee uses in determining the compensation of our NEOs:
Compensation Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provides a competitive fixed compensation relative to similar positions in the market and enables us to attract and retain highly skilled executive talent
Annual Cash Incentive Awards	Cash (Variable)(1)	Focuses executives on achieving annual financial and strategic goals that promote growth, profitability and returns, ultimately driving long-term stockholder value
Long-Term Incentive Plan	Equity (Variable)
Provides incentives for executives to reach
long-term financial and strategic goals that drive stockholder value creation. Typically, our time-based awards vest over four years, and the performance period of our performance-based awards is three years.

(1)
While typically paid in cash, a portion of the 2021 AIP was paid in shares of Class A common stock.

Base Salary
Base salary generally provides an annual fixed compensation for our executives for the services they render during the year and is a standard element of compensation necessary to attract and retain high-level executive talent. All NEO employment arrangements require an annual review of base salary by the Compensation Committee, and annual increases may be made by the Compensation Committee on a discretionary basis. In making base salary decisions, the Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. When reviewing base salaries as part of the total target compensation, the Compensation Committee considers, among other factors, our contractual obligations under each NEO’s employment agreement, their respective role and responsibilities, their experience and contributions to our financial and operational success, the competitiveness of each NEO’s pay opportunity based on market data, and the totality of the executive’s individual performance.
Annual Performance-Based Cash Incentive Awards
Annual performance-based cash incentive awards are awarded under the Annual Incentive Plan (“AIP”). These awards are designed to encourage the achievement of various pre-determined financial performance goals for the Company and personal and department performance goals tied to each of the NEO’s roles at the Company. The design of the AIP provides that each NEO’s cash incentive opportunity will be expressed as a percentage of his base salary and earned based on performance results as compared to pre-established threshold, target and maximum goals. NEOs participate in the AIP at individual target levels set forth in their respective employment agreements, which currently range from 50% to 75% of base salary (50% to 100% for 2022). The AIP has a maximum funding at 200% of the target level for over performance and 0% funding of the target level for performance below threshold performance.
Annual Performance-Based and Service-Based Equity Awards
Equity awards are a significant component of our NEO compensation. Under the terms of our Omnibus Incentive Plan, effective as of July 11, 2019 (the “2019 Plan”), the Compensation Committee has the authority to annually grant equity to our NEOs, which it has done since the Business Combination. The 2019 Plan is intended to recognize the contributions made to the Company by our employees and directors, to provide such persons with additional incentive to devote themselves to our future success, and to improve our ability to attract, retain, and motivate individuals upon whom our sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.
In approving long-term equity incentives as part of the total target compensation, the Compensation Committee focuses on the nature of the NEO’s services and responsibilities, the NEO’s present and potential contribution to the Company’s success and such other factors it may deem relevant. The Compensation Committee also believes that linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk taking and supports creation of sustainable stockholder value.
We typically grant annual equity awards to the NEOs at the regularly-scheduled meeting of the Compensation Committee held in the first quarter of the fiscal year to align the timing close to the annual performance evaluations of NEOs. The date of such meeting is set up approximately a year in advance and coincides with the Board’s review of year-end financial results. The grant date of the equity awards is the date such award is approved by the Compensation Committee. Equity awards may also be made by the Compensation Committee from time to time to incentivize and reward certain performance and to provide additional retention value.
Process for Determining Named Executive Officers’ Compensation
Role of Compensation Committee
The Compensation Committee is comprised of independent, non-employee members of the Board and has the primary authority to determine our compensation philosophy and establish the compensation of our NEOs. In establishing our NEOs’ compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the CEO’s recommendations with respect to the other NEOs. The Compensation Committee’s specific authority and responsibilities are set forth in its charter, a copy of which is available on the “Investors” page of our website, www.repay.com.
The Compensation Committee has also engaged an independent compensation consultant to advise the Compensation Committee regarding the status of our NEOs’ compensation in relation to comparable companies. The Compensation Committee works very closely with its independent compensation consultant and management to evaluate the effectiveness of our executive compensation program throughout the year.
Role of Management
Management plays a significant role in the process of establishing executive compensation. The most significant aspects of management’s role are:
•
CEO evaluation of employee performance (other than for the CEO);

•
preparing information for Compensation Committee meetings;

•
recommending business performance targets and objectives;

•
providing background information regarding our strategic objectives; and

•
recommending salary levels and equity awards.

From time to time, the Compensation Committee may invite any director, member of management and such other persons as it deems appropriate to its meetings in order to carry out its responsibilities. Typically, our CEO reviews the performance of senior management and makes recommendations on compensation levels, and our General Counsel advises the committee on legal matters and prepares documents for the Compensation Committee’s consideration. Also, our Executive Vice President — Human Resources provides the Compensation Committee with details with respect to the operation of our various compensation and benefit plans. The CEO presents to the Compensation Committee the individual goals for the NEOs (other than the CEO) and an analysis of the achievement of those goals. In addition, these officers answer questions posed by the Compensation Committee. Also, the Board has delegated authority to our CEO to grant equity awards to employees other than executive officers, subject to certain parameters.

The CEO recommends to the Compensation Committee annual base salaries, annual performance-based cash incentive awards and long-term or performance equity grants for the NEOs (other than the CEO). The Compensation Committee then evaluates each NEO, sets performance criteria for annual performance-based cash incentive awards, and makes long-term equity grants, if any. Although the Compensation Committee considers the CEO’s recommendations, the final decisions regarding base salary, annual incentive awards and equity awards of the NEOs are within the sole discretion of the Compensation Committee.
Role of the Independent Compensation Consultant
The Compensation Committee has the authority to retain independent compensation consultants to provide counsel and advice. For 2021, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent advisor on executive and non-employee director compensation matters. FW Cook reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee assessed the independence of FW Cook in 2021 and whether any work provided by FW Cook raises any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and Nasdaq rules, and determined that FW Cook was independent.
As the Compensation Committee’s independent compensation consultant, FW Cook generally reviews and evaluates our executive compensation programs. FW Cook considers the objectives of our compensation programs and compares them to peer group companies (as discussed below) and best practices and consults the Compensation Committee on competitive compensation practices and trends. The Compensation Committee pre-approves any services to be provided by FW Cook. FW Cook assisted the Compensation Committee in establishing our compensation philosophy, determining our peer group and determining appropriate levels of compensation for our NEOs in 2021.
Peer Group Analysis
The Compensation Committee regularly reviews benchmarking and market surveys in order to ensure that our compensation is competitive with that of our peers. The Compensation Committee also considers analysis and surveys by third parties for comparative purposes in order to gain a better understanding of compensation practices and trends in the market.
Our compensation consultant provides the Compensation Committee with general market surveys and other information related to the general market for executive compensation, including best practices and emerging trends. Additionally, in 2021, FW Cook provided information derived from the proxy statements of our peer group of 14 companies, which includes publicly traded companies providing financial technology products and services with similar revenues, earnings and/or market capitalizations. FW Cook also referred to another industry survey covering the broader technology industry as an additional market resource. The peer companies referred to for evaluation of our 2021 NEO compensation included the following:
ACI Worldwide, Inc. Bill.com Holdings, Inc. Bottomline Technologies (de), Inc. Cass Information Systems, Inc. Everi Holdings Inc.	EVERTEC Inc. EVO Payments, Inc. Green Dot Corporation GreenSky, Inc. i3 Verticals, Inc.	International Money Express, Inc. Priority Technology Holdings, Inc. Q2 Holdings, Inc. Verra Mobility Corporation
The Compensation Committee reviewed compensation information from this peer group by comparable executive position and level to better understand the market for other participants for all aspects of compensation. In a review of the applicable data, the Compensation Committee sought to ensure that the overall compensation to our NEOs was competitive with industry standards and median compensation levels at other companies of similar characteristics based on the executive’s position, level and job performance. The Compensation Committee took this evaluation into account in determining all elements of NEO compensation for 2021.
Named Executive Officers’ Compensation in 2021
Base Salary
Base salary represents annual fixed compensation and provides our NEOs with a level of compensation consistent with their experience, responsibilities and contributions in relation to comparable positions in the marketplace. The Compensation Committee met in February of 2021 to determine the base salaries for our NEOs for 2021 and determined that base salaries should remain at the same levels as set in 2020 as set forth in the table below.
Base salaries for our NEOs at the end of fiscal 2021, compared to their base salaries in effect at the end of fiscal 2020, are set forth below:
Name	2021 Base Salary ($)	2020 Base Salary ($)	% Change
John Morris	355,000	355,000	0%
Shaler Alias	314,150	314,150	0%
Timothy J. Murphy	283,250	283,250	0%
Tyler B. Dempsey	350,000	350,000	0%
Jacob H. Moore	206,000	206,000	0%
Annual Performance-Based Cash Incentives
For 2021, our NEOs were entitled under their employment agreements to participate in the AIP with the following targets, expressed as a percentage of base salary: Mr. Morris, 50%; Mr. Alias, 50%; Mr. Murphy, 75%; Mr. Dempsey, 50%; and Mr. Moore, 50%. These AIP targets are consistent with the target levels for those individuals in 2020. In February 2022, the Compensation Committee determined to increase Mr. Morris’s target percentage to 100% to ensure Mr. Morris’s compensation mix remained competitive with the market.
The Compensation Committee establishes AIP targets during the first quarter of the fiscal year. Individual performance results are also factored into the AIP opportunity. For fiscal year 2021, the Compensation Committee established the performance goals under AIP as (i) a financial goal of Adjusted EBITDA (weighted at 75%) and (ii) an individual goal (weighted at 25%) to provide for appropriate annual incentives to management. For 2021, the Compensation Committee established an Adjusted EBITDA target of $80.0 million, with a threshold of $75.0 million (94% of the target) and a maximum of $85.6 million (107% of the target). The Adjusted EBITDA targets were set under the previous definition of Adjusted EBITDA, which included an adjustment for commission restructuring charges. If actual Adjusted EBITDA performance does not meet the threshold, no award will be earned for the financial goal. If the actual Adjusted EBITDA performance reaches the threshold, the award earned for the financial goal will be 50% of the target. The award earned for results between the threshold and the target and between the target and the maximum of 200% of the target is calculated using straight-line interpolation. The maximum incentive award for any NEO is 200% of his target bonus.
The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. The Compensation Committee makes each assessment taking into consideration the quality and effectiveness of each NEO’s leadership and their respective contribution to Repay’s financial and operational success, as well as the totality of the executive’s performance. In evaluating the individual performance of the NEOs for 2021, the Compensation Committee considered the individual achievements of each NEO, including the following, among others:
John Morris
•
Led the executive team to a successful 2021, including completion of acquisitions of BillingTree, Kontrol and Payix

•
Oversaw creation of internal organizational model to better align employee expertise within Company verticals

•
Successfully scaled the Company by adding critical new roles, which resulted in 266 new employees, including 161 new team members from our three acquisitions and promoted 34 team members, in addition to growing the outsourced development team in Ireland

•
Successfully completed the integrations of CPS, cPayPlus and Kontrol Payables

•
Completed $590 million concurrent offering of convertible notes and common stock

•
Added 98 new software partners in 2021, bringing the Company to 222 integrations

•
Led and oversaw launch of cross-selling of AP automation product

•
Created succession plans for key executive positions

•
Managed the transition of the Company’s Chief Technology Officer

•
Led recruitment of new independent director

•
Implemented the Employee Stock Purchase Plan to align employee priorities with stockholder interests

Shaler Alias
•
Successfully negotiated favorable pricing and incentives relating to various payment network and sponsor bank relationships

•
Facilitated introductions and fostered relationships with new clients, resulting in the execution of long-term agreements and increases in gross profit annually

•
Sourced and hired a Repay Clearing & Settlement (RCS) salesperson and assisted with RCS employee retention efforts

•
Renegotiated Instant Funding bank sponsorship in Canada

•
Successfully negotiated contract extensions on key customer contracts

•
Led negotiations for TSYS agreement extensions

•
Managed operational consolidation of BINs that resulted in a reduction in payment network fees

•
Oversaw the RCS Technical Roadmap for 2022

•
Led the RFP process for a front end authorization platform

•
Developed a roadmap for the Company’s PayFac solution

•
Achieved 2021 RCS budget

Timothy J. Murphy
•
Completed concurrent convertible notes and common equity offerings for total size of $590 million

•
Successfully retired the existing term loan, upsized the revolver to $125 million, and then later upsized the evolver again from $125 million to $185 million

•
Completed the acquisitions of BillingTree, Kontrol and Payix

•
Consolidated accounting for acquired entities, and placed more focus on internal audit efforts to support the financial statement audit with Grant Thornton

•
Nominated for Atlanta Chief Financial Officer of the Year award

•
Gained coverage from two new research analysts

•
Completed over 120 investor meetings and calls, interacting with over 330 investors, and attended 21 investor conferences and events

•
Made significant progress on BillingTree integration, including launching a formal initiative with KPMG

•
Contributed significant input to development of internal employee vertical-focused organizational model

•
Helped facilitate new partnership and minority equity investment in Veem

•
Supported ongoing business development efforts with existing banks and customers

•
Hired new key team members across accounting and FP&A

•
Successfully completed the 2020 audit

•
Completed several IR initiatives, including BillingTree and B2B webcasts and supported PR initiatives

Tyler B. Dempsey
•
Managed legal due diligence and transaction documentation for acquisitions of BillingTree, Kontrol and Payix

•
Led preparation of inaugural Corporate Sustainability Report

•
Led preparation of first proxy statement as “Large Accelerated Filer” for SEC purposes

•
Managed legal and governance aspects of new independent director appointment

•
Oversaw legal aspects of design, drafting and implementation of Employee Stock Purchase Plan

•
Oversaw legal aspects of minority investment in Veem

•
Managed legal and governance aspects of execution compensation programs, including executive team promotions and Chief Technology Officer transition

•
Oversaw legal aspects of $590 million concurrent offering of convertible notes and common stock, which involved the filing of an S-3 registration statement

•
Led preparation of $750 million universal shelf registration statement

•
Oversaw legal aspects of completion of new $125 million revolving credit facility, which was later upsized to $185 million

•
Re-organized the legal department to track the Company’s targeted verticals

•
Managed transition of Vice President of Merchant Risk and Compliance

Jacob “Jake” H. Moore
•
Completed acquisitions of BillingTree, Kontrol and Payix

•
Finalized 2021 in-year earnout deliverables for Ventanex and cPayPlus acquisitions

•
Continued to build our acquisition pipeline and develop relationships with relevant intermediaries

•
Successfully completed a minority investment transaction in Veem

•
Developed and delivered the 2021 Strategic Initiatives document and tracked progress throughout the year

•
Created internal organizational model to better align employee expertise within Company verticals, along with multiple other strategy initiatives

•
Led the process that resulted in the hiring of the Senior Director of FP&A to further segment FP&A from the Corporate Development and Strategy team

•
Participated in interviews relating to the Chief Financial Officer succession planning initiative

•
Participated in and attached numerous IR conferences and non-deal roadshows

•
Developed and delivered the B2B webcast

•
Designed and delivered the Sales Quota Analysis to highlight sales goals through year end 2021

•
Upsized revolver capacity in connection with the Payix acquisition

•
Provided support for our 2021 budgeting process

For 2021, Adjusted EBITDA (under the previous definition) was $95.7 million (resulting in a payout of 200% of the target for that objective) and the Compensation Committee determined the performance objectives based on achievement of individual performance goals was at 100% for each NEO. In determining the achievement of individual performance goals, in addition to the matters summarized above, the Compensation Committee considered the continued strong performance of the Company in an ongoing challenging environment. As a result, the Compensation Committee approved awards under the AIP for 2021 to be granted at 175% of target for each NEO.
Performance Objective:	Adjusted EBITDA	Individual Performance
Weighting among performance objectives:	75%	25%
Threshold	$75.0 million	25%
Target	$80.0 million	100%
Maximum	$85.6 million	200%
% Achieved for 2021:	200%	100%
Overall payout for 2021:	175%
Notwithstanding the establishment of the performance components and the formula for determining the AIP awards as described above, the Compensation Committee had the ability to exercise positive or negative discretion at the end of the performance period to address any unforeseen items (such as acquisitions, litigation, etc.) or as otherwise warranted under the circumstances. The Compensation Committee considered the impact of the 2021 acquisitions on the Adjusted EBITDA performance. The Compensation Committee determined that it would not make any adjustments to exclude the impact of any of the acquisitions for purposes of the 2021 AIP awards. However, the Compensation Committee determined to pay the 2021 AIP awards in a mix of cash and equity in the form of a fully-vested grant of Class A common stock with a 12-month holding period requirement. 100% of the target bonus was paid in cash, and the balance was paid in equity.
The target and actual annual performance-based incentives awards for each NEO under the 2021 AIP are detailed below:
Name	Target Bonus Opportunity ($)	% of Base Salary	Actual 2021 AIP Cash Bonus Awards ($)	Actual 2021 AIP Equity Bonus Awards ($)(1)
John Morris	177,500	50%	177,500	133,125
Shaler Alias	157,075	50%	157,075	117,806
Timothy J. Murphy	212,438	75%	212,438	159,328
Tyler B. Dempsey	175,000	50%	175,000	131,250
Jacob H. Moore	103,000(2)	50%	103,000	77,250

(1)
The 2021 AIP awards paid in equity awards were granted on March 11, 2022. The number of shares of Class A common stock received by each NEO were as follows: Mr. Morris, 9,795 shares; Mr. Alias, 8,668 shares; Mr. Murphy, 11,723 shares; Mr. Dempsey, 9,657 shares; and Mr. Moore, 5,684 shares. As noted above, such shares were fully-vested at grant but are subject to a 12-month holding period.

(2)
Does not include Deal Bonus provided for in Mr. Moore’s employment agreement (described below).

In addition to the 2021 AIP bonus payments described above, Jacob Moore’s employment agreement provided that he is eligible to receive a cash bonus award (each, a “Deal Bonus”) for each acquisition (as defined in Mr. Moore’s employment agreement) completed by the Company, subject to certain terms and conditions. The transactions giving rise to payment of the Deal Bonuses provided in the employment agreement were specifically selected as being meaningful to our strategic objectives and also required the expenditure of significant effort on the part of Mr. Moore and his team to achieve. The amount of each Deal Bonus is based on the total consideration (as defined in Mr. Moore’s employment agreement) of the applicable acquisition. For 2021, Mr. Moore’s Deal Bonus structure was as follows:
Consideration	Deal Bonus Amount
Less than $25 million	$75,000
Equal to or greater than $25 million, but less than $50 million	$100,000

Consideration	Deal Bonus Amount
Equal to or greater than $50 million, but less than $75 million	$125,000
Equal to or greater than $75 million, but less than $300 million	$150,000
Equal to or greater than $300 million	$300,000
For each subsequent year, the Deal Bonus amount established for each tier of consideration above is subject to adjustment by our Board or the Compensation Committee. Under the terms of Mr. Moore’s employment agreement, each Deal Bonus shall be paid in full within five business days after the closing of the applicable acquisition. For the year ended December 31, 2021, Mr. Moore earned an aggregate of $600,000 as Deal Bonuses for the acquisitions of BillingTree, Kontrol and Payix and the Company’s investment in Veem.
Long-Term Equity Incentives
During 2021, we granted two types of equity awards to NEOs under the 2019 Plan: time-vested restricted stock and performance-vested restricted stock units. For the NEOs, the Compensation Committee determined to make 50% of the annual equity award in time-vested restricted stock and 50% in performance-vested restricted stock units. In developing this mix of equity awards, the Compensation Committee balanced the objectives relating to achieving milestones and aligning interests with stockholders provided by the performance-based awards and the objectives relating to retention and share ownership provided by the time-based awards. Each of the time-based equity awards generally vests in equal annual installments over a four-year period on the anniversary of the grant date. The performance-based awards have a performance cycle over a three-year performance period beginning in the year of grant. While the performance-based awards cliff vest as of the end of the performance period (subject to Company performance), actual share distribution is subject to a short administration period following the end of the performance period to allow for Compensation Committee approval of achievement of the performance targets.
For the performance-based awards granted in 2021, the Compensation Committee established a Total Shareholder Return (“TSR”) performance measure, which we believe further aligns the executive’s interests with those of our stockholders. TSR is defined as stock price appreciation assuming dividends are reinvested on ex-dividend date. To mitigate against unusual volatility, the actual beginning and ending price for the performance period will reflect a 20-trading day average. The TSR performance will be measured against the Russell 2000. This benchmark provides for a robust comparator group, which mitigates against anomalies due to changes in the composition of the peer group over the performance period. TSR will be measured separately for Repay and each company in the comparator group. The percent of target award earned is based on the percentile rank of Repay’s TSR relative to the TSR of the members of the comparator group. The performance and percent of award earned is as follows:
Repay TSR Performance	Percent of Target Award Earned
75th percentile or higher	200%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
The award earned for results between the threshold and the maximum of the target is calculated using straight-line interpolation. The achievement of the performance goals for the performance-based equity awards granted in 2021 will be determined in early 2024.
In determining the size of the dollar value of equity awards granted, the Compensation Committee considered a variety of factors, including the desired equity mix and target total compensation. The actual number of equity awards granted is calculated by dividing the dollar value of the award by the closing price of our stock on the grant date. The annual grant of equity incentives were awarded to our NEOs in 2021 as provided below.

Name	Time-Based Restricted Stock	Performance- Vested Restricted Stock Units
John Morris	103,984	103,984
Shaler Alias	19,790	19,789
Timothy J. Murphy	34,814	34,814
Tyler B. Dempsey	18,498	18,498
Jacob H. Moore	10,508	10,507
Other Important Compensation Policies Affecting the Named Executive Officers
Stock Ownership Guidelines
In 2020, the Compensation Committee adopted minimum ownership requirements for Company stock for the executive officers to align executive interests with stockholders. The ownership threshold for the CEO has been established as five times his annual base salary. The other executive officers must own equity equal to three times their base salary.
In 2019, the Compensation Committee adopted stock ownership guidelines for our non-employee directors. These guidelines require that directors own equity equal to five times the annual cash retainer within five years of appointment to the Board.
Compliance with these guidelines will be reviewed annually by the Compensation Committee and the ownership thresholds must be achieved within five years of application of the policy. All of our executive officers and directors are currently in compliance with these stock ownership guidelines.
Clawback Policy
The 2019 Plan includes a clawback provision, pursuant to which we may recover the unearned portion of cash-based or equity-based compensation granted under the 2019 Plan in the event our financial statements are restated as a result of material noncompliance with financial reporting requirements. The look-back for this clawback covers any of the prior three fiscal years. This clawback provision applies to any officer of the Company in a position of executive vice president or above, which includes all of the NEOs.
Anti-Hedging and Anti-Pledging Policy
The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, we adopted an insider trading policy, which generally prohibits our directors, officers, and employees, whether or not in possession of material non-public information from (i) trading in options, warrants, puts and calls or similar instruments on our securities, and (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).
In addition, our insider trading policy discourages margin accounts and pledges. The policy generally prohibits our directors, officers, and employees, whether or not in possession of material non-public information, from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan, without first obtaining pre-clearance.
Under the insider trading policy, our NEOs may only trade our securities during certain designated periods, as set out in our insider trading policy, and must obtain pre-clearance and approval prior to any transaction. All NEOs and directors are in compliance with this policy.
Perquisites
We do not provide any material perquisites to our NEOs. Our NEOs are entitled to participate in our health, welfare and vacation benefits to the same degree that our other employees are entitled to participate.

Employment Agreements
We have entered into employment agreements with our executive officers, as described below. For Messrs. Morris, Alias and Murphy, these employment agreements were entered in connection with Business Combination. Mr. Dempsey’s employment agreement was entered into at the commencement of his employment. Mr. Moore’s employment agreement was entered into in connection with his promotion to Executive Vice President.
Employment Agreement with Mr. Morris
On January 21, 2019, we entered into a three-year employment agreement with Mr. Morris, which sets forth the terms and conditions of his service as CEO. On March 1, 2021, the Company and Mr. Morris entered into the First Amendment to his employment agreement expand the scope of the non-compete provision to better align with the current description of our business. On March 1, 2022, the Company and Mr. Morris entered into the Second Amendment to his employment agreement to increase his individual target level for his annual performance-based cash bonus. Mr. Morris’ employment agreement currently provides for:
•
a base salary of at least $355,000 per year;

•
an annual performance-based cash bonus with a target amount of 100% of his base salary based on the achievement of certain performance objectives established by the Compensation Committee;

•
the opportunity to participate in our employee benefit plans; and

•
automatic renewals for successive one-year periods unless either party provides written notice at least 90 days prior to the end of the applicable term.

Employment Agreement with Mr. Alias
On January 21, 2019, we entered into a three-year employment agreement with Mr. Alias, which sets forth the terms and conditions of his service as President. On March 1, 2021, Mr. Alias’ employment agreement was amended to expand the scope of the non-compete provision to better align with the current description of our business and currently provides for:
•
a base salary of at least $305,000 per year;

•
an annual performance-based cash bonus with a target amount of 50% of his base salary based on the achievement of certain performance objectives established by the Compensation Committee;

•
the opportunity to participate in our employee benefit plans; and

•
automatic renewals for successive one-year periods unless either party provides written notice at least 90 days prior to the end of the applicable term.

Employment Agreement with Mr. Murphy
On January 21, 2019, we entered into a three-year employment agreement with Mr. Murphy, which sets forth the terms and conditions of his service as Chief Financial Officer. On March 1, 2021, Mr. Murphy’s employment agreement was amended to expand the scope of the non-compete provision to better align with the current description of our business and currently provides for:
•
a base salary of at least $275,000 per year;

•
an annual performance-based cash bonus with a target amount of 75% of his base salary based on the achievement of certain performance objectives established by the Compensation Committee;

•
the opportunity to participate in our employee benefit plans; and

•
automatic renewals for successive one-year periods unless either party provides written notice at least 90 days prior to the end of the applicable term.

Employment Agreement with Mr. Dempsey
On September 1, 2019, we entered into a three-year employment agreement with Mr. Dempsey, which sets forth the terms and conditions of his service as General Counsel. On March 1, 2021, Mr. Dempsey’s employment agreement was amended to expand the scope of the non-compete provision to better align with the current description of our business and currently provides for:
•
a base salary of at least $350,000 per year;

•
an annual performance-based cash bonus with a target amount of 50% of his base salary based on the achievement of certain performance objectives established by the Compensation Committee;

•
the opportunity to participate in our employee benefit plans; and

•
automatic renewals for successive one-year periods unless either party provides written notice at least 90 days prior to the end of the applicable term.

Employment Agreement with Mr. Moore
On April 1, 2020, we entered into a three-year employment agreement with Mr. Moore, which sets forth the terms and conditions of his service as Executive Vice President, Corporate Development and Strategy. On March 1, 2021, Mr. Moore’s employment agreement was amended to (i) adjust his Deal Bonus amounts and (ii) expand the scope of the non-compete provision to better align with the current description of our business. Mr. Moore’s employment agreement currently provides for:
•
a base salary of at least $206,000 per year;

•
an annual performance-based cash bonus with a target amount of 50% of his base salary based on the achievement of certain performance objectives established by the Compensation Committee;

•
a Deal Bonus representing a cash bonus award for each acquisition completed by the Company in an amount established by the Compensation Committee based on the value of the consideration of the applicable acquisition;

•
the opportunity to participate in our employee benefit plans; and

•
automatic renewals for successive one-year periods unless either party provides written notice at least 90 days prior to the end of the applicable term.

Termination Benefits under the Employment Agreements
Each of the NEO’s employment agreements also provide for severance benefits upon a termination of employment and certain restrictive covenants, including non-competition and non-solicitation covenants as described below.
Post-Termination Restrictions and Compensation
This section describes the post-employment benefits that each of our NEOs would be entitled to receive along with the restrictions each NEO would face in connection with various termination of employment and change-in-control scenarios. The Compensation Committee believes that our NEOs should be provided with reasonable severance benefits in the event a NEO is terminated under certain circumstances. Severance benefits for NEOs reflect the fact that the NEO may not be able to find reasonably comparable employment within a reasonable period of time following a termination. In addition, the Compensation Committee believes that certain post-termination benefits such as change in control payments will allow the NEOs to focus their time on potential transactions that may be beneficial to the Company, rather than have concern for their own employment prospects following a change in control.
Severance and Change in Control Benefits
Pursuant to the terms of the employment agreements for each of our NEOs, in the event of a termination of the executive’s employment by us without “Cause” (as defined in the agreements), by the executive for

“Good Reason,” (as defined in the agreements), or a non-renewal by us, the executive is entitled to receive the following payments and benefits:
•
an amount equal to the sum of base salary and target annual bonus, payable in installments over the Severance Period (as defined below);

•
immediate vesting of all time-based equity awards that would have vested through the Severance Period;

•
all performance-based equity awards that remain outstanding and eligible to vest based on achievement of performance objectives through the Severance Period; and

•
outstanding stock options remain outstanding until the earlier of (i) the expiration of the Severance Period and (ii) the original expiration of the stock option.

The severance period is 18 months; provided that in the event such termination is on or within 24 months following a change in control or prior to and in anticipation of a change in control, the severance period is 30 months (such applicable period, the “Severance Period”). Such severance payments and benefits are subject to execution and non-revocation of a release of claims.
Pursuant to the terms of each NEOs employment agreements, in the event of a termination due to death or incapacity, our NEOs are entitled to the annual bonus that would have been paid had the executive remained employed until the end of the applicable bonus period.
In the event of any termination of employment, each of our NEOs are entitled to a lump sum equal to (i) any earned but unpaid base salary, (ii) any earned but unpaid annual bonus, (iii) any unreimbursed business expenses and (iv) vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans (“Accrued Rights”).
Equity Award Treatment
The treatment of equity awards in the event of a termination of employment or change in control is governed by the employment agreements, the 2019 Plan and the equity award agreements.
Upon a voluntary resignation for any reason other than good reason or termination for cause, a NEO would only be entitled to his respective Accrued Rights. Upon a termination without cause or a voluntary termination for good reason, (i) all unvested restricted stock that would have vested during the Severance Period will vest and (ii) unvested performance share units will be vested on a pro rata basis (with the pro rata period including the Severance Period) and the payout will remain subject to actual performance at the end of the performance period. Upon death or disability, (i) all unvested restricted stock will fully accelerate and (ii) unvested performance share units will be vested on a pro-rata basis and payout will remain subject to actual performance at the end of the performance period.
In the event of a termination on or following a change in control, by the Company without cause, or by the grantee for good reason, on or before the fourth anniversary of the grant date of RSUs or on or before the vesting date of PSUs, (i) all unvested restricted stock will fully accelerate and (ii) all unvested performance share units will fully accelerate, with the number of shares earned to be determined based on actual performance at the time of the change in control.
In the event of a change of control, whether or not there is a termination of employment, unvested restricted stock issued under the 2019 form of restricted stock unit award agreement will fully accelerate. In the event of a change of control, unvested restricted stock issued under the form of restricted stock unit award agreement utilized in 2020 and 2021 will not accelerate, unless (i) the grantee’s employment is terminated without cause, (ii) the grantee resigns for good reason or (iii) the successor to the Company does not assume or provide a substitute for the unvested shares under the awards. In the event of a change of control, unvested performance share units issued under the 2021 form of performance share unit award agreement will remain subject to time-based vesting, with the number of shares earned determined based on actual performance at the time of the change in control, unless (i) the grantee’s employment is terminated without cause, (ii) the grantee resigns for good reason or (iii) the successor to the Company does not assume or provide a substitute for the unvested units under the awards. The Company expects future awards of restricted stock to be consistent with the terms of its most recent form of awards, including a “double-trigger” change in control provision to limit accelerated vesting in the event of change of control to those situations where a grantee is terminated without cause, the grantee resigns for good reason or the successor to the Company fails to assume the awards.
Non-Compete and Non-Solicitation Agreements
Each of our NEOs are prohibited, pursuant to their employment agreements, from soliciting our customers or vendors, or recruiting our employees for a period of 24 months following the separation date. In addition, each NEO has agreed to not, directly or indirectly, compete with Repay within the Restricted Territory, as defined in the NEO’s employment agreement, for a period of 24 months. Pursuant to the employment agreements, the NEOs are also prohibited from divulging or making use of any Confidential Information or Trade Secrets (as defined in the agreements) during the NEO’s employment and following cessation of employment with the Company for any reason.
Health and Insurance Plans
Pursuant to their employment agreements, our NEOs are entitled to participate in our health, welfare and vacation benefits to the same degree that our other employees are entitled to participate.
Retirement Benefits
We have established a qualified retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees, including our NEOs. The purpose of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. Eligible compensation under this plan is capped at Internal Revenue Code annual limits. The plan provides for matching contributions of 100% of participant deferrals up to 3% of compensation and 50% of participant deferrals from 3% to 5% of compensation, with a maximum annual employer contribution of 4% of a participant’s compensation. The matching contribution formula is applied on a payroll to payroll basis.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Additional Compensation Matters
Risk Assessment of Compensation Policies and Practices
The Compensation Committee and management work together to perform a risk assessment of our executive compensation programs on at least an annual basis to determine whether any risks arising from such programs and policies are reasonably likely to have a material adverse effect on the Company. The Compensation Committee discusses this assessment with management and the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.
During 2021, we assessed the risks associated with our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Because our compensation programs put a heavy emphasis on performance-based incentives, we strive to ensure that such incentives do not result in actions that may conflict with the long-term best interests of the Company and our stockholders. The Compensation Committee believes that our compensation programs do not encourage excessive risk taking but instead encourage behaviors that support sustainable value creation for the Company and our stockholders. We believe that our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards.

Impact of Accounting and Tax Treatment of Compensation
The Compensation Committee regularly considers the various tax and accounting implications when designing our executive compensation programs. When determining the amount of long-term incentives and equity grants to certain executives and employees, the compensation committee considers and reviews the compensation costs associated with such grants.
Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during any taxable year. While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes. We intend to design our executive compensation arrangements to be consistent with the interests of our stockholders. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code, therefore, some amounts paid under our compensation programs may not be deductible as the result of Section 162(m).

EXECUTIVE COMPENSATION
Summary Executive Compensation Table
The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our NEOs for all services rendered in all capacities to the Company, or any of our subsidiaries, for the last three completed fiscal years (or, in the case of Mr. Dempsey and Mr. Moore, for each applicable fiscal year for which each such individual was determined to be an NEO).
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
John Morris Chief Executive Officer	2021	355,000	—	4,749,989	310,614	10,502	5,426,105
	2020	355,000	—	3,906,234	144,219	14,200	4,419,653
	2019	355,000	1,675,432	8,682,199	177,500	14,200	10,904,331
Shaler Alias President	2021	314,150	—	903,984	274,873	11,400	1,504,407
	2020	314,150	—	794,484	127,623	11,400	1,247,657
	2019	305,000	936,367	3,472,880	152,500	12,200	4,878,947
Tim Murphy Chief Financial Officer	2021	283,250	—	1,590,304	371,753	18,234	2,263,541
	2020	283,250	—	1,260,999	172,605	11,330	1,728,184
	2019	275,000	1,183,840	5,209,319	206,250	11,000	6,885,409
Tyler Dempsey General Counsel	2021	350,000	—	844,989	306,239	11,400	1,512,628
	2020	350,000	—	844,163	142,187	4,667	1,341,017
Jake Moore Executive Vice President, Corporate Development and Strategy	2021	206,000	—	479,983	780,246	28,901	1,495,130

(1)
Amounts reflect annual base salary paid for the fiscal year.

(2)
For 2019, represents cash transaction bonuses paid in connection with the completion of the Business Combination.

(3)
Stock awards in 2019 were in the form of time-based restricted stock and performance-based restricted stock. Stock awards in 2020 and 2021 were in the form of time-based restricted stock and performance-based restricted stock units. Amounts shown above are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in such valuation, see Note 2 to our audited financial statements for the fiscal year ended December 31, 2021, included in our 2021 Form 10-K. Assuming achievement of the highest level of performance under the performance-based restricted stock unit awards (200% of the target), the value of the 2021 time-based restricted stock and performance-based vested restricted unit awards, based on the closing price of our Class A common stock on the applicable grant dates, would be as follows: Mr. Morris, $7,124,984; Mr. Alias, $1,355,965; Mr. Murphy, $2,385,455; Mr. Dempsey, $1,267,483; and Mr. Moore, $719,962.

(4)
Represents annual performance-based cash incentives. For 2021, the following amounts of the 2021 AIP payments were paid in shares of common stock based on the closing price of our Class A common stock on the applicable grant date: Mr. Morris, $133,114; Mr. Alias, $117,798; Mr. Murphy, $159,316; Mr. Dempsey, $131,239; and Mr. Moore, $77,246. These shares are fully vested at grant, but have a 12-month holding period. For Mr. Moore, also includes $600,000 in Deal Bonuses provided for under his employment agreement.

(5)
Amounts reflect matching contributions made by the Company to NEO’s 401(k) plan account.

Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of annual incentive awards to the NEO during the fiscal year ended December 31, 2021. The non-equity awards were made under program terms and performance objectives approved by the Compensation Committee for annual cash bonuses for the NEO under each of their respective employment agreements. The equity awards were made under the 2019 Plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Award(2)			Estimated Future Payouts Under Equity Incentive Plan Award(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Morris PSU RSA AIP
	2/24/2021	—	—	—	51,992	103,984	207,968	—	2,374,995
	2/24/2021	—	—	—	—	—	—	103,984	2,374,995
	2/24/2021	88,750	177,500	355,000
Shaler Alias PSU RSA AIP
	2/24/2021	—	—	—	9,895	19,789	39,578	—	451,981
	2/24/2021	—	—	—	—	—	—	19,790	452,004
	2/24/2021	78,538	157,075	314,150
Tim Murphy PSU RSA AIP
	2/24/2021	—	—	—	17,407	34,814	69,628	—	795,152
	2/24/2021	—	—	—	—	—	—	34,814	795,152
	2/24/2021	106,219	212,438	424,875
Tyler Dempsey PSU RSA AIP
	2/24/2021	—	—	—	9,249	18,498	36,996	—	422,494
	2/24/2021	—	—	—	—	—	—	18,498	422,494
	2/24/2021	87,500	175,000	350,000
Jake Moore PSU RSA AIP
	2/24/2021	—	—	—	5,254	10,507	21,014	—	239,980
	2/24/2021	—	—	—	—	—	—	10,508	240,003
	2/24/2021	51,500	103,000	206,000

(1)
“AIP” refers to performance-based cash incentive awards under the 2021 AIP. “PSU” refers to performance-based restricted stock units awarded under the 2019 Plan. “RSA” refers to time-based restricted stock awarded under 2019 Plan.

(2)
The amounts shown reflect the threshold, target and maximum annual cash incentive opportunities under our 2021 AIP approved by the Compensation Committee. In addition to the 2021 AIP, Mr. Moore was also eligible to receive certain “Deal Bonuses” under his employment agreement (as further described in the “Compensation Discussion and Analysis” above). There are no threshold or maximum payouts under the Deal Bonuses program provided for in Mr. Moore’s employment agreement.

(3)
Represents grants of PSUs to each NEO during 2021. The PSUs are earned, if at all, based on our TSR performance after a three-year performance period relative to the TSR over the same performance period for the companies in the Russell 2000 Index. Additional information regarding the terms of the PSUs is set forth in the “Compensation Discussion and Analysis” above.

(4)
RSAs represent grants of RSAs to each NEO during 2021. These RSAs will generally vest in equal annual installments over a four-year period. Additional information regarding the terms of the RSAs is set forth in the “Compensation Discussion and Analysis” above.

(5)
Amounts shown are the grant date fair value of each award computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in such valuation, see Note 2 to our audited financial statements for the fiscal year ended December 31, 2021, included in our 2021 Form 10-K.

Narrative Disclosure to Summary Executive Compensation Table and Grants of Plan-Based Awards Table
For additional information concerning our executive compensation policies, see “Compensation Discussion and Analysis” above.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each NEO outstanding as of the end of our last completed fiscal year.
		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(2)
John Morris	7/11/2019	145,009	2,649,314	—	—
	3/11/2020	84,478	1,543,413	—	—
	2/24/2021	103,984	1,899,788	—	—
	3/11/2020			112,636(3)	2,057,860
	2/4/2021			51,992(4)	949,894
Shaler Alias	7/11/2019	58,004	1,059,733	—	—
	3/11/2020	17,182	313,915	—	—
	2/24/2021	19,790	361,563	—	—
	3/11/2020			22,909(3)	418,547
	2/4/2021			9,895(4)	180,773
Tim Murphy	7/11/2019	87,006	1,589,600	—	—
	3/11/2020	27,271	498,241	—	—
	2/24/2021	34,814	636,052	—	—
	3/11/2020			36,361(3)	664,315
	2/4/2021			17,407(4)	318,026
Tyler Dempsey	9/3/2019	56,096	1,024,874	—	—
	3/11/2020	18,257	333,555	—	—
	2/24/2021	18,498	337,958	—	—
	3/11/2020			24,341(3)	444,710
	2/4/2021			9,249(4)	168,979
Jake Moore	8/14/2019	53,425	976,075	—	—
	3/11/2020	7,461	136,312	—	—
	2/24/2021	10,508	191,981	—	—
	3/11/2020			9,948(3)	181,750
	2/4/2021			5,254(4)	95,981

(1)
These represent time-based RSAs of our Class A common Stock. The 2019 RSAs vested 25% on the first anniversary of the grant date and then 2.081/3% monthly thereafter such that 100% of the time-based shares are vested by the fourth anniversary of the grant date. The 2020 and 2021 RSAs vest in equal annual installments over a four-year period on the anniversary of the grant date. Additional information regarding the terms of the RSAs is set forth in the “Compensation Discussion and Analysis” above.

(2)
Based on the closing price of our Class A common stock ($18.27) on December 31, 2021.

(3)
These represent PSUs granted in 2020. The PSUs are earned, if at all, based on our TSR performance after a three-year performance period ending December 31, 2022 relative to the TSR over the same performance period for the companies in the Russell 2000 Index. Additional information regarding the terms of the PSUs is set forth in the “Compensation Discussion and Analysis” above. The number of PSUs in this table is based on assumed achievement at the “target” level payout of 100%.
(4)
These represent PSUs granted in 2021. The PSUs are earned, if at all, based on our TSR performance after a three-year performance period ending December 31, 2023 relative to the TSR over the same performance period for the companies in the Russell 2000 Index. Additional information regarding the terms of the PSUs is set forth in the “Compensation Discussion and Analysis” above. The number of PSUs in this table is based on assumed achievement at the “threshold” level payout of 50%.

Option Exercises and Stock Vested Table
The following table sets forth information concerning the exercise of all stock options and vesting of all stock awards on an aggregated basis for each NEO during the fiscal year ended December 31, 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Morris	119,744	2,819,301
Shaler Alias	42,361	988,809
Tim Murphy	64,061	1,495,742
Tyler Dempsey	38,139	889,434
Jake Moore	34,541	796,089

(1)
Represents the number of shares of time-based restricted stock awards vested multiplied by the closing price of our Class A common stock on the vesting date.

Retirement Plans
We have established a qualified retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees, including our NEOs. The plan provides for matching contributions of 100% of participant deferrals up to 3% of compensation and 50% of participant deferrals from 3% to 5% of compensation, with a maximum annual employer contribution of 4% of a participant’s compensation. The matching contribution formula is applied on a payroll to payroll basis.
Potential Payments Upon Termination or Change-In-Control
Pursuant to the terms of the employment agreements for each NEO, in the event of a termination of the executive’s employment by us without “Cause” (as defined in the agreements), by the executive for “Good Reason,” (as defined in the agreements), or a non-renewal by us, the executive is entitled to receive the following payments and benefits:
•
An amount equal to the sum of base salary and target annual bonus for each fiscal year during the Severance Period (as defined below), payable in installments;

•
Immediate vesting of all time-based equity awards that would have vested through the Severance Period;

•
All performance-based equity awards remain outstanding and eligible to vest based on achievement of performance objectives through the Severance Period; and

•
Outstanding stock options remain outstanding until the earlier of (i) the expiration of the Severance Period and (ii) the original expiration of the stock option.

The severance period is 18 months; provided that in the event such termination is on or within 24 months following a change in control or prior to and in anticipation of a change in control, the severance period is 30 months (such applicable period, the “Severance Period”). Such severance payments and benefits are subject to execution and non-revocation of a release of claims.
Pursuant to the terms of the employment agreements, in the event of a termination due to death or incapacity, each NEO is entitled to the annual bonus that would have been paid had the executive remained employed until the end of the applicable bonus period.
In the event of any termination of employment, each NEO is entitled to a lump sum equal to (i) any earned but unpaid base salary, (ii) any earned but unpaid annual bonus, (iii) any unreimbursed business expenses and (iv) vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans.
For additional information concerning our executive compensation, see “Compensation Discussion and Analysis” above.
The following table shows the value to the NEO of hypothetical benefits and payments provided upon termination as of December 31, 2021 under the Company’s policies and programs. The value of the acceleration of time-based equity awards and performance-based equity awards are calculated based on the $18.27 closing price of our Class A common stock on December 31, 2021.

Name	Payment and/or Benefit	Termination for Cause ($)	Voluntary Termination ($)	Termination Without Cause or for Good Reason or Non- Renewal ($)	Termination Without Cause or for Good Reason or Non- Renewal Upon Change in Control ($)(1)	Incapacity	Death
John Morris	Base Salary	—	—	532,500	887,500	—	—
	Annual Bonus(2)	310,614	310,614	576,864	754,364	310,614	310,614
	Acceleration of Time-Based Equity Awards	—	—	4,488,683	6,092,515	6,092,515	6,092,515
	Acceleration of Performance-Based Equity Awards(3)	—	—	3,542,991	3,957,647	1,778,193	1,778,193
Shaler Alias	Base Salary	—	—	471,225	785,375	—	—
	Annual Bonus(2)	274,873	274,873	510,486	667,560	274,873	274,873
	Acceleration of Time-Based Equity Awards	—	—	1,394,001	1,735,212	1,735,212	1,735,212
	Acceleration of Performance-Based Equity Awards(3)	—	—	701,180	780,092	354,630	354,630
Tim Murphy	Base Salary	—	—	424,875	708,125	—	—
	Annual Bonus(2)	371,753	371,753	690,409	902,847	371,753	371,753
	Acceleration of Time-Based Equity Awards	—	—	2,156,098	2,723,893	2,723,893	2,723,893
	Acceleration of Performance-Based Equity Awards(3)	—	—	1,161,540	1,300,367	580,479	580,479
Tyler Dempsey	Base Salary	—	—	525,000	875,000	—	—
	Annual Bonus(2)	306,239	306,239	568,739	743,738	306,239	306,239
	Acceleration of Time-Based Equity Awards	—	—	1,269,802	1,696,388	1,696,388	1,696,388
	Acceleration of Performance-Based Equity Awards(3)	—	—	708,904	782,669	363,722	363,722
Jake Moore	Base Salary	—	—	309,000	515,000	—	—
	Annual Bonus(2)	180,246	180,246	334,745	437,745	180,246	180,246
	Acceleration of Time-Based Equity Awards	—	—	1,065,324	1,304,368	1,304,368	1,304,368
	Acceleration of Performance-Based Equity Awards(3)	—	—	331,814	373,713	163,894	163,894

(1)
Assumes a change in control occurred on December 31, 2021, immediately followed by the executive’s termination.

(2)
Amount includes 2021 AIP bonus because, under executive employment agreements, such bonus is deemed earned if the executive is employed on December 31, 2021.

(3)
Amount is based on the number of shares that would be issued at the target payout level for the performance-vested restricted units granted in 2020 and 2021.

Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are required to disclose the median annual total compensation of all the Company’s employees, the total compensation of our CEO and the ratio of those two amounts. The pay ratio set forth below is a reasonable estimate and has been calculated in a manner consistent with SEC rules and based on the methodology described below. The SEC rules for identifying median employees allow companies to use a variety of methodologies. As a result, the pay ratio reported by others may not be comparable to our reported pay ratio. For the year ended December 31, 2021:
•
the total compensation for our median employee was $103,523;

•
the annual total compensation of Mr. Morris was $5,426,105; and

•
based on the information above, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 52 to 1.

The methodology that we used and the material assumptions, adjustments and estimates that we used to identify the median and determine annual total compensation were as follows:
Employee population.   During the year ended December 31, 2021, there were no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Therefore, to calculate our 2021 pay ratio, we used the same median employee identified in 2020. As of December 31, 2020, the date we selected to identify our median employee, our employee population consisted of approximately 361 individuals. Our employee population for purposes of determining the pay ratio described above was 295, after taking into consideration (i) a de minimis adjustment for employees located outside the United States and (ii) the exclusion of certain recently acquired employees, each as permitted by the SEC rules. We excluded approximately 3 individuals who are located in Canada under the de minimis exception. These non-U.S. employees accounted for 5% or less of our total employees. We also excluded employees who joined the Company as a result of our 2020 acquisitions, as follows: 16 employees from the Ventanex acquisition in February 2020; 14 employees from the cPayPlus acquisition in July 2020, and 33 employees from the CPS Payment Services acquisition in November 2020.
Identification of Median.   To identify the median of the annual total compensation of all of our employees, we reviewed the total cash compensation of all applicable employees for the twelve-month period ending on December 31, 2020 (the “reported compensation”). In making this calculation, we did not annualize the reported compensation of any of our employees who were hired during the period, nor did we make any cost of living adjustments to the reported compensation in identifying the median employee. Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S.

DIRECTOR COMPENSATION
2021 Director Compensation Table
The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to each director for all services rendered in all capacities to our company, or any of its subsidiaries, for the last fiscal year. Ms. Rios did not serve as a director until January 1, 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Peter Kight	45,000	169,989	214,989
Paul Garcia	42,500	169,989	212,989
Maryann Goebel	47,500	169,989	217,989
Robert Hartheimer	50,000	169,989	219,989
William Jacobs	50,000	169,989	219,989
Jeremy Schein(3)	25,027	—	25,027
Richard Thornburgh	40,000	169,989	209,989

(1)
Amounts shown are the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The aggregate dollar value of the restricted stock units is based on $22.16 per share of Class A common stock on August 18, 2021.

(2)
The aggregate number of stock awards outstanding for each director (other than Mr. Schein and Ms. Rios) as of December 31, 2021 is 27,057.

(3)
Mr. Schein served as director until the 2021 Annual Meeting, where he did not stand for re-election.

Narrative Disclosure to Director Compensation Table
Prior to the consummation of the Business Combination, we did not maintain a compensation policy for our directors, and we did not pay any compensation to our directors. Following the Business Combination, we adopted a non-employee director compensation policy. Under such policy, we compensate our non-employee directors with a combination of cash and equity in the form of restricted stock units. In addition, we reimburse directors for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.
Annual Cash Retainer
Under the non-employee director compensation policy, non-employee directors are entitled to an annual cash retainer of $30,000, which is paid quarterly in arrears on October 1, January 1, April 1 and July 1 of each year.
Annual Equity Award
An annual equity award is awarded to incumbent directors at each stockholders’ meeting in the form of restricted stock units, calculated based on the closing price on the grant date (or the most recent trading day if such date is not a trading day) and rounded down to the nearest whole unit. Restricted stock units vest on the earlier of (x) the first anniversary of the date of grant and (y) the next regularly scheduled annual stockholder meeting occurring in the year following the year of the date of grant. Vesting also accelerates upon a change of control or termination from service as a result of the director’s death or disability. Vested restricted stock units are settled on the earlier of (x) the date the director undergoes a “separation from service” as defined in Section 409A of the Internal Revenue Code and (y) a change of control. For fiscal 2021, each director (other than Mr. Schein and Ms. Rios) received an award of approximately $170,000 in restricted stock units.

Committee and Committee Chair Fees
The non-employee director compensation policy also provides that non-employee directors serving as an Audit Committee member will receive an additional $7,500 cash payment annually. Directors serving as committee members of another committee (other than the Audit Committee) will receive an additional $5,000 cash payment annually. Such payments are made quarterly in arrears on October 1, January 1, April 1 and July 1 of each year.
Directors serving as committee chairpersons will receive additional cash compensation. The non-employee director compensation policy entitles the Audit Committee chairperson to $20,000, the Compensation Committee chairperson to $15,000 and all other committee chairpersons (other than audit and compensation) to $10,000 (in each case, on an annual basis). Such payments are made quarterly in arrears on October 1, January 1, April 1 and July 1 of each year.
2022 Director Compensation Plan
Following a review of the director compensation program, the Board determined to adjust the program with the following changes, effective April 1, 2022: (i) annual cash retainer increased to $40,000, (ii) annual equity award to the non-executive chairman increased to $250,000 and (iii) non-executive chairman annual cash payment of $20,000.
Stock Ownership Guidelines
In 2019, the Compensation Committee adopted stock ownership guidelines for our non-employee directors. These guidelines require that directors own equity equal to five times the annual cash retainer within five years of appointment to the Board. Compliance with these guidelines is reviewed annually by the Compensation Committee and the ownership thresholds must be achieved within five years of application of the policy. All of our directors are currently in compliance with these stock ownership guidelines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee are currently Paul R. Garcia, William Jacobs and Richard E. Thornburgh.
None of our executive officers currently serve, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose executive officers served on our Compensation Committee, (ii) as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) as a member of the compensation committee of another entity, one of whose officers served on our Board.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2022 Annual Meeting of Stockholders.
Submitted by the Compensation Committee:
William Jacobs, Chair
Paul R. Garcia
Richard E. Thornburgh
The Compensation Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Compensation Committee report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock, our Class V common stock and the limited liability company interests of Hawk Parent (the “Post-Merger Repay Units”) as of April 1, 2022.
In connection with the Business Combination, equityholders of Hawk Parent received as consideration for their existing limited liability company interests of Hawk Parent an amount of cash and a number of Post-Merger Repay Units. In connection with the issuance of such Post-Merger Repay Units, we issued to Hawk Parent, as the surviving company following the Merger, 100 shares of Class V common stock of the Company, and Hawk Parent distributed one share of Class V common stock to each holder of Post-Merger Repay Units.
The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock, (2) each of our directors, (3) each of our NEOs and (4) all of our directors and executive officers, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally deem a person to beneficially own any shares of our Class A common stock the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Percentage of beneficial ownership is based on 91,296,591 shares of our Class A Common Stock and 7,883,048 Post-Merger Repay Units outstanding on April 1, 2022.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. No director or executive officer has pledged any of the shares or units disclosed below. Unless otherwise noted, the business address of each of the following entities or individuals is 3 West Paces Ferry Road, Suite 200, Atlanta, Georgia 30305.

Name	Class A common stock(1)	% of Class	Class V common stock / Post- Merger Repay Units(2)	% of Class	Voting Power %(3)
Directors and Named Executive Officers:
John Morris(4)	1,090,200	1.2%	3,658,529	46.4%	4.8%
Shaler Alias(5)	354,082	*	2,878,072	36.5%	3.3%
Timothy Murphy(6)	469,087	*	—	—	*
Tyler B. Dempsey(7)	199,288	*	—	—	*
Jacob H. Moore(8)	220,006	*	106,013	1.3%	*
Paul R. Garcia(9)	92,857	*	—	—	*
Maryann Goebel(9)	27.057	*	—	—	*
Robert H. Hartheimer(9)	43,931	*	—	—	*
William Jacobs(9)	27,057	*	205,202	2.6%	*
Peter J. Kight(9)	1,330,013	1.5%	—	—	1.3%
Emnet Rios(10)	9,304	*	—	—	*
Richard E. Thornburgh(9)	43,657	*	—	—	*
All Directors and Executive Officers as a Group (16 persons)(9)(10)	4,427,992	4.9%	6,974,315	88.5%	11.5%
5% Stockholders
Wellington Management Group LLP(11)	12,645,032	13.9%	—	—	12.7%
Beckham Parent, L.P.(12)	8,921,785	9.8%	—	—	9.0%
FMR LLC(13)	6,750,223	7.4%	—	—	6.8%
BlackRock, Inc.(14)	6,393,941	7.0%	—	—	6.4%
Wasatch Advisors, Inc.(15)	5,195,348	5.7%	—	—	5.2%

*
less than one percent.

(1)
Interests shown consist solely of Class A common stock and does not reflect the ownership of the Post-Merger Repay Units or the Class A common stock exchangeable therefore pursuant to the Exchange Agreement (described under section entitled “Related Party Transactions” below). Subject to the terms of the Exchange Agreement and the Hawk Parent Limited Liability Company Agreement, each holder of a Post-Merger Repay Unit, subject to certain limitations, has the right to cause Hawk Parent to acquire all or a portion of its Post-Merger Repay Units for shares of our Class A common stock at an initial exchange ratio of one share of Class A common stock for each Post-Merger Repay Unit exchanged (subject to adjustments for any subdivisions or combination of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of our Class A common stock or, by any such subdivision or combination of our Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Unit). In connection with such exchange, the corresponding number of shares of Post-Merger Repay Units will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by such holder of its exchange right. As a result, beneficial ownership of Class V common stock and Post-Merger Repay Units is not reflected as beneficial ownership of shares of our Class A common stock for which such Post-Merger Repay Units may be exchanged.

(2)
Each holder of Post-Merger Repay Units also holds one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which will initially be one-for-one. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are initially exchangeable for shares of Class A common stock.

(3)
Represents percentage of voting power of our Class A common stock and Class V common stock voting together as a single class.

(4)
Represents securities held of record by (i) John Morris, individually, (ii) the 2018 JAM Family Charitable Trust dated March 1, 2018 (the “JAM Family Charitable Trust”) and (iii) JOSEH Holdings, LLC (together with the JAM Family Charitable Trust, the “Morris Entities”). John Morris owns all of the voting ownership interests of JOSEH Holdings, LLC and serves as the sole member of its board of managers. John Morris is the sole trustee of the JAM Family Charitable Trust. Mr. Morris has voting and investment power over the securities held by the Morris Entities. Mr. Morris has sole voting power over 4,748,729 shares and sole dispositive power over 4,327,934 shares. The number of shares of Class A common stock beneficially owned by Mr. Morris includes 420,795 shares of restricted Class A common stock that remain subject to time-based vesting. JOSEH Holdings has sole voting and dispositive power over 3,149,397 shares. Mr. Morris is an officer and director of the Company.

(5)
Represents securities held of record by (i) Shaler Alias, individually, and (ii) Alias Holdings, LLC (“Alias Holdings”). Shaler Alias owns all of the voting ownership interests of Alias Holdings. He also serves as the sole member of its board of managers. Mr. Alias has voting and investment power over the securities held by Alias Holdings. Mr. Alias has sole voting power over 3,232,154 shares and sole dispositive power over 3,129,247 shares. The number of shares of Class A common stock beneficially owned by Mr. Alias includes 102,907 shares of restricted Class A common stock that remain subject to vesting. Alias Holdings has sole voting and dispositive power over 2,732,987 shares. Mr. Alias is an officer and director of the Company.

(6)
Represents securities held of record by (i) Timothy Murphy, individually, and (ii) Yellow Rock Capital, LLC (“Yellow Rock”). Timothy Murphy owns all of the voting interest in Yellow Rock. He also serves as its sole manager. Mr. Murphy has voting and investment power over the securities held by the Murphy Trust. Mr. Murphy has sole voting power over 469,087 shares and sole dispositive power over 304,127 shares. The number of shares of Class A common stock beneficially owned by Mr. Murphy includes 164,960 shares of restricted Class A common stock that remain subject to vesting. Yellow Rock has sole voting and dispositive power over 43,528 shares. Mr. Murphy is an officer of the Company.

(7)
Tyler B. Dempsey has sole voting power over 199,288 shares and sole dispositive power over 99,459 shares. The number of shares of Class A common stock beneficially owned by Mr. Dempsey includes 99,829 shares of restricted Class A common stock that remain subject to vesting. Mr. Dempsey is an officer of the Company.

(8)
Jacob H. Moore has sole voting power over 326,019 shares and sole dispositive power over 253,408 shares. The number of shares of Class A common stock beneficially owned by Mr. Moore includes 72,611 shares of restricted Class A common stock that remain subject to vesting. Mr. Moore is an officer of the Company.

(9)
For each non-employee director (other than Emnet Rios), includes 27,057 shares issuable under restricted stock units that are vested or scheduled to vest on or prior to the date of the Annual Meeting.

(10)
For Ms. Rios, includes 9,304 shares issuable under restricted stock units that are scheduled to vest on the date of the Annual Meeting.

(11)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 4, 2022, and represents securities held of record by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, who each hold shared voting power over 11,570,696 of the shares and shared dispositive power over 12,644,912 of the shares, and Wellington Management Company LLP, who holds shared voting power over 11,541,176 of the shares and shared dispositive power over 12,361,745 of the shares. The shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. The principal business address for each of the entities and persons identified in this paragraph is 280 Congress Street, Boston, MA 02210.

(12)
Based solely on information contained in the Schedule 13G/A filed with the SEC on January 27, 2022, and represents securities held of record by Beckham Parent, L.P. (“Beckham LP”) and Beckham Aggregator, L.P. (“Beckham Aggregator”), of which BT Parent GP, LLC (“BT Parent GP”) is the general partner of Beckham LP and Beckham Aggregator and as such may be deemed the beneficial owner of the shares. BT Parent GP has delegated investment decisions, including voting and dispositive power, with respect to the shares held by Beckham LP and Beckham Aggregator to their respective board of managers. BT Parent GP holds shared voting power and shared dispositive power over 8,921,785 of the shares; Beckham Aggregator holds shared voting power and shared dispositive power over 8,907,540 of the shares; and Beckham LP holds shared voting power and shared dispositive power over 14,245 of the shares. The principal business address for each entity identified in this paragraph is c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, CA 94111.

(13)
Based solely on information contained in the Schedule 13G filed with the SEC on February 9, 2022, and represents securities held of record by FMR LLC and Abigail P. Johnson. Ms. Johnson is as a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC and Ms. Johnson have sole voting power over 237,051 of the shares and sole dispositive power over 6,750,223 of the shares. The principal business address for FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(14)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 3, 2022, and represents securities held of record by BlackRock, Inc., who has sole voting power over 6,276,288 of the shares and sole dispositive power over 6,393,941 of the shares. The securities are beneficially owned by various BlackRock subsidiaries, none of which has beneficial ownership of more than 5% of the outstanding common stock. For purposes of the Exchange Act, BlackRock is deemed to be a beneficial owner of such shares. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(15)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 11, 2022, and represents securities held of record by Wasatch Advisors, Inc., who has sole voting power and sole dispositive power over all of the shares. The principal business address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

Changes in Control
There are no arrangements, known to Repay, including any pledge by any person of securities of Repay or any of its parents, the operation of which may at a subsequent date result in a change in control of Repay.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the year ended December 31, 2021.

RELATED PARTY TRANSACTIONS
Transactions with Related Persons
Post-Business Combination Arrangements
Exchange Agreement
In connection with the Closing, we entered into the Exchange Agreement with holders (the “Repay Unitholders”) of the Post-Merger Repay Units, which provides the Repay Unitholders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock (as described below). The Exchange Agreement provides that Repay Unitholders are able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both Hawk Parent and us and surrendering such Post-Merger Repay Units to us, subject to certain limitations. The initial exchange ratio is one Post-Merger Repay Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Units. If the Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Repay Unitholder will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger Repay Units other than through an exchange for our shares of Class A common stock.
Hawk Parent and each Repay Unitholder will bear its own expense regarding any exchange, except that Hawk Parent will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that the Company issue the shares of Class A common stock in the name of another holder).
Tax Receivable Agreement
In connection with the Closing, we entered into the Tax Receivable Agreement with the Repay Unitholders.
As described above, Repay Unitholders may, subject to certain conditions, exchange their Post-Merger Repay Units for our shares of Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein. Hawk Parent intends to have in effect an election under Section 754 of the Internal Revenue Code for each taxable year in which an exchange of Post-Merger Repay Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Hawk Parent at the time of an exchange of Post-Merger Repay Units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
The Tax Receivable Agreement provides for the payment by us to exchanging Repay Unitholders of 100% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of the Company and not of Hawk Parent. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Hawk Parent as a result of the exchanges and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable

Agreement without regard to any transfers of Post-Merger Repay Units or distributions with respect to Post-Merger Repay Units before the exchange under the Exchange Agreement.
The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement.
We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Hawk Parent, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by Hawk Parent are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by Repay Unitholders. The rights of each party under the Tax Receivable Agreement other than the Company are assignable.
Founders’ Stockholders Agreement
In connection with the Closing, the Company entered into a Stockholders Agreement with Mr. Alias and Mr. Morris (together, the “Repay Founders”) (the “Founders’ Stockholders Agreement”).
Under the Founders’ Stockholders Agreement, Mr. Morris and Mr. Alias will serve on our Board (with Mr. Alias being a Class I director and Mr. Morris being a Class III director). The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as CEO of the Company, he will immediately resign as a director and will no longer be entitled to be designated to our Board, and (ii) if Mr. Alias ceases to serve as President of the Company, he will immediately resign as a director and no longer be entitled to be designated to our Board. If Mr. Morris and/or Mr. Alias resign, upon their termination, the Repay Founders together will be entitled to designate one designee for nomination to our Board as an independent director to replace the resigning director(s) (but no more than one independent director in total) (the “Independent Founder Designee” and together with Mr. Morris and Mr. Alias if serving as a designee under the foregoing provisions, the “Founder Designees”).
Each Founder Designee must be eligible to serve as a director, and the Independent Founder Designee must be independent, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). Mr. Morris and Mr. Alias may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, we will use our best efforts to fill such vacancy with such person as designed by the Repay Founders. We also agree to use our best efforts to cause the Founder Designees to be elected to our Board. Additionally, any change in the size of our Board requires the consent of the Repay Founders. Mr. Morris and Mr. Alias will not be entitled to compensation (other than as officers of the Company and expense reimbursements), but the Independent Founder Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards. Each Founder Designee will be entitled to the same rights and privileges applicable to all other members of Board, including indemnification and exculpation rights and director and officer insurance.
Repay Unitholders Registration Rights Agreement
In connection with the Closing, we entered into the Repay Unitholders Registration Rights Agreement with Corsair Capital LLC (“Corsair”) and the other Repay Unitholders. Under the Repay Unitholders Registration Rights Agreement, the Repay Unitholders are entitled to registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the shares of Class A common stock issuable upon exchange for Post-Merger Repay Units pursuant to the Exchange Agreement so long as such shares are not then restricted under any applicable support agreement or escrow agreement.
Under the Repay Unitholders Registration Rights Agreement, we have agreed to indemnify the Repay Unitholders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares, unless such liability arises from their misstatement or omission, and Repay Unitholders have agreed to indemnify the Company and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.
Amended Operating Agreement
Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of Hawk Parent was amended and restated in its entirety to become the Amended Operating Agreement. Pursuant to the Amended and Restated Operating Agreement, the Post-Merger Repay Units are entitled to share in the profits and losses of Hawk Parent and to receive distributions as and if declared by the managing member of Hawk Parent and will have no voting rights. The Company, as managing member of Hawk Parent may, in its sole discretion, authorize distributions to the Hawk Parent members. All such distributions will be made pro rata in accordance with each member’s interest in Hawk Parent.
The Amended Operating Agreement also provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Merger Repay Units if the Company, as the sole managing member of Hawk Parent, reasonably determines that a holder, by reason of holding Post-Merger Repay Units, incurs an income tax liability. Generally, these tax distributions will be computed based on the Company’s estimate of the net taxable income of Hawk Parent multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of the Company’s income).
Upon the liquidation or winding up of Hawk Parent, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Merger Repay Units, pro rata based on their percentage interests.
Indemnification of Directors and Officers
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporate Law (“DGCL”). In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.
In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the DGCL.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
2021 Related Party Transactions
Andrew Alias, who is the brother of Shaler Alias, is employed by the Company as a Vice President of Sales. As an employee, Andrew Alias receives a base salary, commissions and other benefits consistent with the terms of his existing employment agreement, as well as equity incentive grants from our annual equity pool for non-executives.
Review, Approval or Ratification of Transactions with Related Persons
Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our Board) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee must review and oversee all related party transactions. For these purposes, a “related party transaction” refers to all transactions for which review or oversight is required by applicable law or Nasdaq rules or that are required to be disclosed in the notes to Repay’s financial statements or in Repay’s SEC filings.
We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Nominating and Corporate Governance Committee, subject to certain exceptions.

AUDITOR FEES
The Audit Committee selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered accounting firm for the fiscal year ending December 31, 2021. We first engaged Grant Thornton in 2018, and it has served as our principal accounting firm since that date. The following table shows the fees for professional services rendered by Grant Thornton for the audit of our annual financial statements for the years ended December 31, 2021 and December 31, 2020, and fees billed for other services rendered by Grant Thornton during those periods.
	2021	2020
Audit Fees(1)	$950,000	$920,697
Audit-Related Fees(2)	53,750	73,500
Tax Fees(3)	—	—
All Other Fees(4)	75,000	30,400
Total	$1,078,750	$1,024,597

(1)
Audit Fees.   Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements, reviews of unaudited condensed consolidated quarterly financial statements, and consent procedures required in connection with our Form S-3 Registration Statements and Form S-8 Registration Statements.

(2)
Audit-Related Fees.   Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees.   Tax Fees consist of fees for professional services rendered with respect to federal and state tax compliance and tax advice. This can include preparation of tax returns, claims for refunds, payment planning, and tax law interpretation.

(4)
All Other Fees.   All Other Fees consist of fees for professional services or costs not otherwise reported in Audit Fees, Audit-Related Fees or Tax Fees.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit and audit-related services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity at the Annual Meeting to vote on a non-binding advisory resolution, commonly known as a “say-on-pay” proposal, approving the compensation of our NEOs. This vote is not intended to address any specific item of compensation or the compensation of any specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. A discussion of these items is found in the Compensation Discussion and Analysis section of this Proxy Statement.
Our executive compensation programs are designed to achieve three primary objectives: (i) attract, retain and motivate a highly-talented executive team; (ii) align the objectives and interests of our executives with those of our stockholders in order to increase overall value and output within the Company; and (iii) promote the achievement of key financial and strategic milestones. The Compensation Committee strives to align our compensation program with short- and long-term Company performance objectives and stockholder value. We believe that our current executive compensation program emphasizes performance-based pay and reflects best practices to ensure sound corporate governance.
Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will take the outcome of the vote into account when determining the future compensation of the Company’s NEOs.
At our 2021 Annual Meeting, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, we presently hold say-on-pay votes every year.
The Board recommends a vote “FOR” the following advisory resolution related to the approval of the compensation of our NEOs:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for our 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, named executive officer compensation tables and related narrative discussion, is hereby APPROVED.”

PROPOSAL THREE:
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Grant Thornton has served as our independent registered public accounting firm since 2018.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect that a representative of Grant Thornton will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
The Board recommends a vote “FOR” the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

PROPOSAL FOUR:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE COMPANY’S OMNIBUS INCENTIVE PLAN
We are asking our stockholders to approve an amendment and restatement of the Repay Holdings Corporation Omnibus Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates our stockholder-approved Repay Holdings Corporation Omnibus Incentive Plan (as previously amended, the “Current Plan”). The adoption of the Amended and Restated Plan is subject to stockholder approval and the Amended and Restated Plan will not become effective if such approval is not received.
The Amended and Restated Plan would implement the following material amendments to the Current Plan:
•
increase the number of shares that may be granted as awards by 6,500,000, which will increase the number of shares authorized for awards from 7,326,728 shares to 13,826,728 shares, in order to enable us to continue to offer eligible employees, directors, consultants and other advisors stock-based incentive awards under the plan, which we believe will enable us to attract, retain and reward these individuals and strengthen the mutuality of interests between them and our stockholders;

•
extend the term to April 1, 2032;

•
provide that equity-based awards granted shall vest no earlier than the first anniversary of the date the award is granted, and performance-based awards must have a performance period of at least one year; provided, however, that awards may be granted without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available shares under the Plan as of immediately following the Annual Meeting (subject the Compensation Committee’s discretion to provide in the terms of the award or otherwise for accelerated exercisability or vesting of any award upon the occurrence of one or more events other than completion of a service period);

•
provide for the express treatment of outstanding awards granted in the event of a change in control of the Company;

•
provide that the fair value of awards (based on the grant date fair value of such awards for financial accounting purposes) granted to any non-employee member of the Board during any one calendar year, along with cash compensation paid to such non-employee member of the Board in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board) during such fiscal year shall not be in excess of Six Hundred Fifty Thousand Dollars ($650,000) (the previous limit was for Three Hundred Thousand Dollars ($300,000); and

•
make other updates as described further below and in the draft of the plan attached to this proxy statement as Annex A.

Our Board believes that approval of the Amended and Restated Plan will serve the interests of our Company and our stockholders by providing for a sufficient amount of shares reserved for issuance under the Amended and Restated Plan for several years, so that we can continue to grant awards to promote our long-term success; successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company; align employee and non-employee award recipient interests with stockholder interests; and provide incentive to the recipients to promote the success of the Company.
Background of the Proposal
If our stockholders approve the Amended and Restated Plan, the Amended and Restated Plan will replace the Current Plan, and no further awards will be granted under the Current Plan on or after the Effective Date. The terms and conditions of awards granted previously under the Current Plan will not be affected by the adoption or approval of the Amended and Restated Plan, and the Current Plan will remain effective with respect to awards granted under the Current Plan prior to stockholders’ approval of the Amended and Restated Plan. If our stockholders do not approve the Amended and Restated Plan, the Current Plan will remain in effect pursuant to its terms. Furthermore, if our stockholders do not approve this proposal, our ability to attract, reward and retain valuable employees will be restricted as we will not have a sufficient number of shares to make equity grants in the years to come.
As of April 1, 2022, there were 91,296,591 shares of our Class A common stock outstanding and 7,883,048 Post-Merger Repay Units outstanding. In addition, as of April 1, 2022, 1,311,003 shares of our Class A common stock were available for awards under our Current Plan, and the following equity awards were outstanding as such date: 887,395 unvested PSUs, 55,330 unvested restricted stock units and 2,435,952 unvested restricted stock awards. These share numbers are based on the “target” payout level of our outstanding unearned PSUs. Taking into account the maximum potential payout level of our outstanding unearned PSUs, then, as of April 1, 2022, 423,608 shares of our Class A common stock were available for awards under our Current Plan.
In assessing the appropriate terms of the Amended and Restated Plan, the Compensation Committee considered, among other items, the existing terms of the Current Plan, our compensation philosophy and practices, as well as feedback from our stockholders and other stakeholders. The Board believes that awards tied to our Class A common stock and Company performance promote the long-term success of the Company and views the Amended and Restated Plan as an essential element of the Company’s overall compensation program.
Historical Burn Rate and Potential Economic Dilution Analysis
We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our stockholders. As part of our analysis when considering the number of shares to be included in the Amended and Restated Plan, we considered our equity plans’ “burn rate,” calculated as (i) the number of shares subject to equity awards granted under the Current Plan for each of the three years ending December 31, 2021, divided by (ii) the weighted average number of shares outstanding for that period (not taking into account any Post-Merger Repay Units exchangeable into shares of Class A common stock outstanding for such period). Our burn rates for the previous three year were as follows: 9.2% in 2019, 2.7% in 2020 and 1.2% in 2021. Our average burn rate for the three years ending December 31, 2021 was 4.3%. We view the burn rate for 2020 and 2021 to be more reflective of our current and expected compensation practices, as 2019 equity awards included one-time and special awards made in connection with the Business Combination. We also believe the calculated burn rate is artificially inflated as a result of the exclusion of the Post-Merger Repay Units (which we include for purposes of Adjusted Net Income per Share and which we believe most investors include in our share count for valuation and similar purposes). Accordingly, we also considered an “adjusted burn rate,” calculated as (x) the number of shares subject to equity awards granted under the Current Plan for each of the three years ending December 31, 2021 (but excluding, for 2019, those equity awards which were issued pursuant to contractual commitments entered into at or prior to the Business Combination), divided by (y) the weighted average number of shares outstanding on an as-converted basis for that period (including the weighted average Post-Merger Repay Units exchangeable into for Class A common stock outstanding for such period). Our “adjusted burn rates” for the previous three year were as follows: 1.8% in 2019, 1.9% in 2020 and 1.1% in 2021, and our “adjusted average burn rate” for the three years ending December 31, 2021 was 1.6%.
The total potential dilution resulting from issuing all shares authorized under our equity plans as of April 1, 2022 (including the 6,500,000 additional shares that would be available if stockholders approve the Amended and Restated Plan) would be approximately 8.7%. This dilution rate is calculated as follows: (shares of Class A common stock available for grant + outstanding equity awards)/(shares of Class A common stock available for grant + outstanding equity awards + shares of Class A common stock outstanding). For purposes of this calculation, (i) the shares of Class A common stock outstanding includes shares of unvested restricted stock awards, but does not include Post-Merger Repay Units exchangeable into shares of Class A common stock and (ii) outstanding equity awards does not include shares of unvested restricted stock awards (as they are already included in shares of Class A common stock outstanding). Our dilution rate would be approximately 8.1% if we consider our shares of Class A common stock outstanding on an as-converted basis (by including Post-Merger Repay Units).
We believe that our recent burn rate and potential dilution amounts are reasonable for our industry and market conditions when taking into account the adjustments noted above.

Expected Duration
We expect that the shares available under the Amended and Restated Plan for future awards, if the Amended and Restated Plan is approved by our stockholders, will be sufficient for currently-anticipated awards for the next four years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the Amended and Restated Plan’s reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.
Summary of the Material Terms of the Amended and Restated Plan
The following summary is not a complete statement of the Amended and Restated Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, a copy of which is attached hereto as Annex A.
General.   The purposes of the Amended and Restated Plan are to recognize contributions made to the Company and its affiliates by its employees, directors, consultants and advisors, to provide such persons with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives.
Authorized Shares.   The number of shares of Class A common stock available for awards under the Amended and Restated Plan shall be increased by 6,500,000, from 7,326,728 shares to 13,826,728 shares. The aggregate number of shares available for awards under the Amended and Restated Plan shall be reduced on a one-for-one basis by the number of shares issued or issuable under the Amended and Restated Plan and/or the Current Plan and increased by that number of shares subject to awards granted under the Amended and Restated Plan or the Current Plan which later become available in accordance with the provisions below. All of such shares may be granted as incentive stock options. Upon settlement of a stock-settled stock appreciation right, the total number of shares available for issuance under the Amended and Restated Plan shall be reduced by the gross number of shares with respect to which the stock appreciation right is exercised.
If shares covered by an award are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares subject thereto, then such shares will, to the extent of any such forfeiture, termination, cash-settlement or expiration, be available for future grant under the Amended and Restated Plan. If any shares subject to an option or stock-settled stock appreciation right are withheld for payment of the purchase or exercise price or for payment of taxes, such withheld shares will be treated as granted and will not again be available for future grants. If any shares subject to a full-value award are withheld for payment of taxes, such withheld shares will again be available for future grants.
Adjustments to Shares Subject to the Amended and Restated Plan.   In the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued or outstanding securities resulting from a subdivision or consolidation of the Company’s common stock and/or other outstanding equity securities or a recapitalization or other capital adjustment affecting the Company’s common stock, the administrator (as defined below) has the authority to make appropriate adjustments to the aggregate number of shares and class of shares as to which awards may be granted, the limitations as to grants to non-employee directors, the number of shares covered by each outstanding award and the option price for each related outstanding option and stock appreciation right.
Administration.   The Amended and Restated Plan will continue to be administered by the compensation committee of the Company Board (referred to as the “administrator”); provided that such committee consist of at least two members of the Board, each of whom qualifies as a non-employee director under Rule 16b-3 of the Exchange Act and as an independent director under the rules of the stock exchange for so long as the Company is a publicly traded corporation. The Board may establish one or more committees to administer the Amended and Restated Plan with respect to separate classes of grantees (other than officers subject to Section 16 of the Exchange Act) and the Board will act as the administrator with respect to awards made to non-employee directors. Subject to the provisions of the Amended and Restated Plan, the administrator has the power to administer the Amended and Restated Plan, including but not limited to, the authority to (i) direct the Company to grant awards pursuant to the Amended and Restated Plan, (ii) determine the grantees to whom and the times at which awards will be granted, (iii) determine the price at which options are granted, (iv) determine the type of option to be awarded and the number of shares subject to such option, (v) determine the number of shares granted pursuant to each award, (vi) accelerate the exercisability or vesting of an award upon the occurrence of one or more events other than completion of a service period, including without limitation upon the grantee’s retirement, death, disability, termination of employment or service involuntarily for any reason other than for cause or voluntarily for good reason, a change in control, or, in the case of a director, a required resignation from the Board in connection with a change in control, and (vii) approve the form and terms and conditions of the award documents and of each award. The administrator’s interpretation and construction of any provisions of the Amended and Restated Plan or any award are final, binding and conclusive.
Eligibility.   Awards may be granted to employees, directors, consultants and advisors of the Company and any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.
Stock Options.   Stock options in the form of nonstatutory stock options or incentive stock options may be granted under the Amended and Restated Plan. The administrator determines the number of shares subject to each option. The administrator determines the exercise price of options granted under the Amended and Restated Plan; provided that the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of a stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s or any subsidiary’s outstanding stock, the term of an incentive stock option must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The grantee may pay the exercise price of an option (i) in cash, (ii) by certified check or (iii) by such method as the administrator approves, including payment through a broker. After the termination of service of a grantee other than due to death or disability, his or her option will remain exercisable for 90 days except as otherwise provided in the award agreement. After the termination of service of a grantee due to death or disability, the option will remain exercisable for 12 months unless otherwise provided in the award agreement. Upon a termination for cause, all options cease to be exercisable immediately on the date of termination and the grantee automatically forfeits all shares for which the Company has not yet delivered the share certificates. An option may not be exercised later than the expiration of its term. Subject to the provisions of the Amended and Restated Plan, the administrator determines the other terms of options.
Stock Appreciation Rights.   Stock appreciation rights may be granted under the Amended and Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. Unless otherwise provided in an award agreement, in the event that a grantee’s services terminate for any reason other than due to death or disability, any stock appreciation right is forfeited and reacquired by the Company. In the event of a termination due to death or disability, all remaining restrictions with respect to stock appreciation rights immediately lapse unless otherwise provided in an award agreement. The grant price for a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant. Subject to the provisions of the Amended and Restated Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable.
Restricted Stock Awards.   Restricted stock may be granted under the Amended and Restated Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, consultant or advisor and, subject to the provisions of the Amended and Restated Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights with respect to such shares upon grant unless the administrator provides otherwise. Recipients of restricted stock awards are not entitled to receive any dividends with respect to such shares until the shares become vested. The administrator may provide that any dividends paid on restricted stock awards must be reinvested in shares of common stock, which is subject to the same vesting conditions applicable to the restricted stock awards. Unless otherwise provided in an award agreement, upon a termination of service for any reason other than due to death or disability any unvested restricted stock awards are forfeited and upon a termination due to death or disability all restrictions with respect to any restricted stock awards immediately lapse.
Restricted Stock Units.   Restricted stock units may be granted under the Amended and Restated Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the Amended and Restated Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to the Company) and the form and timing of payment. Holders of restricted stock units do not have any rights as stockholders but the administrator may provide in an award agreement that such holders are entitled to receive cash payments equal to the per-share dividend paid on common stock which will be distributed upon vesting of the restricted stock unit. Restricted stock units are subject the same treatment upon terminations of service as restricted stock awards.
Dividend Equivalent Rights.   Dividend equivalent rights may be granted under the Amended and Restated Plan. Dividend equivalent rights are entitlements to receive credits based on cash distributions that would have been paid on the shares of common stock subject to an equity-based award granted to an individual as though such shares had been issued to and held by the grantee. Dividend equivalent rights may not be granted in connection with stock options or stock appreciation rights. Subject to the terms of the Amended and Restated Plan, the administrator determines the terms and conditions of dividend equivalent rights. Except as otherwise provided in an award agreement, all dividend equivalent rights automatically terminate on the grantee’s termination of service for any reason.
Transferability of Awards.   The Amended and Restated Plan allows for the transfer of awards (other than incentive stock options) for no consideration to the grantee’s immediate family or any trust or partnership in which all of the beneficiaries or partners or members, as applicable, are such grantee or his or her immediate family.
Grants to Non-Employee Directors.   Grants made to non-employee directors may be in any form other than incentive stock options. The fair value of any awards granted to a non-employee director, including cash compensation in respect of such director’s service, may not exceed $650,000 in any one calendar year. Notwithstanding the foregoing, however, the administrator may make exceptions to the foregoing limits in extraordinary or unusual circumstances as the administrator may determine appropriate.
Minimum Vesting Requirements.   Awards granted under the Amended and Restated Plan shall vest no earlier than the first anniversary of the date the award is granted, and performance-based awards must have a performance period of at least one year; provided, however, that the administrator may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available shares (the “5% Exception Limit”) under the Plan as of immediately following the Annual Meeting (subject to adjustment as set forth in the Amended and Restated Plan). For the avoidance of doubt, the foregoing restriction does not apply to the administrator’s discretion to provide in the terms of the award or otherwise for accelerated exercisability or vesting of any award upon the occurrence of one or more events other than completion of a service period, including without limitation the grantee’s retirement, death, disability, termination of employment or service involuntarily for any reason other than for cause or voluntarily for good reason, a change in control, or, in the case of a director, a required resignation from the Board in connection with a change in control.
Dividends on Performance-Based Awards.   In the event we pay a cash dividend on our outstanding shares of Class A common stock, the administrator may provide that the holder of performance-based awards granted under the Amended and Restated Plan shall be entitled to receive a cash payment for each share of Class A common stock covered by such award equal to the per-share dividend paid. However, such cash dividend shall not be distributed to the holder of the award until such award becomes vested. The award document may also provide that such cash payment will be deem reinvested in additional performance-based awards at a price per unit equal to the fair market value of the Class A common stock on the date that such dividend is paid, provided such additional awards shall remain subject to the same restrictions appliable to the underlying award.
Parachute Limitations.   To the extent that a grantee is a “disqualified individual” under Section 280G(c) of the Internal Revenue Code of 1986 (the “Code”), any award held by such grantee and any right to receive any payment or other benefit under the Amended and Restated Plan will not become exercisable or vested to the extent such exercise or vesting would cause any payment or benefit to such grantee to be subject to excise tax under Section 4999 of the Code; provided that such limitations are only applicable to the extent that the imposition of such limitation is beneficial to the grantee on a net after tax basis.
Change in Control.   The Amended and Restated Plan provides that in the event of a change of control, as defined under the Amended and Restated Plan, except as otherwise provided in an award agreement, each outstanding award will be treated as described in the Amended and Restated Plan. Under the Amended and Restated Plan, awards assumed by an entity that is the surviving or successor entity following a change of control or are otherwise equitably converted or substituted in connection with a change of control shall have the same vesting schedule in effect following the change of control. If within one year following the change in control, the grantee’s employment or other service is terminated involuntarily without cause, voluntarily for good reason or, in the case of a director, as a result of a required resignation, then all of the grantee’s outstanding awards shall become fully exercisable and/or vested as the case may be as of the date of termination, with payout to such grantee within 60 days following the date of termination of employment or other service, provided that the payment date of any awards that are considered to be deferred compensation shall not be accelerated. For awards that are not assumed or equitably converted in connection with a change in control, the Amended and Restated Plan provides that such awards shall become immediately vested and exercisable, as the case may be, at or immediately prior to the consummation of the event that constitutes the change of control and all such vested awards shall be cancelled in exchange for a payout of the award (to the extent applicable under the terms of the award) to grantees within 60 days following the change of control, in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any awards in the nature of options, stock appreciation rights or other purchase rights) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested awards were settled or distributed or such awards in the nature of vested options, stock appreciation rights or other purchase rights were exercised immediately prior to the consummation of the change in control. Performance-based awards that are assumed or converted in connection with a change in control shall be converted into a time-based award as of the change in control at target, and performance-based awards that are not assumed or converted in connection with a change in control shall become vested, and be paid and settled, at target and prorated based on the number of days in the specified performance period prior to and including the date of the change in control over the number of days in the specified performance period.
Amendment; Termination.   The Board has the authority to amend the Amended and Restated Plan from time to time; provided that stockholder consent is require to: (i) increase the maximum number of shares as to which awards may be granted, except for adjustments in connection with certain events specified in the Amended and Restated Plan, (ii) materially expand the eligible participants or (iii) adopt any amendment constituting a change requiring stockholder approval under applicable laws or applicable listing requirements. Additionally, no amendment may materially adversely affect any outstanding award without consent of the impacted grantee. The Amended and Restated Plan automatically will terminate on April 1, 2032.
Repricing Prohibition.   The Amended and Restated Plan provides that the Company may not, without stockholder approval, lower the exercise price of an option or SAR after it is granted, cancel an option or SAR at any time when the exercise price exceeds the fair market value of the Company’s Class A common stock or take any other action that would be treated as a repricing, other than in the case of a recapitalization of the Company’s Class A common stock.

Clawback Provision.   The Amended and Restated Plan includes a clawback provision, pursuant to which we may recover the unearned portion of cash-based or equity-based compensation granted under the Amended and Restated Plan in the event our financial statements are restated as a result of material noncompliance with financial reporting requirements. The look-back for this clawback covers any of the prior three fiscal years. This clawback provision applies to any officer of the Company in a position of executive vice president or above, which includes all of the NEOs.
No “Evergreen” Provision.   There is no “evergreen” feature pursuant to which the shares available for issuance under the Amended and Restated Plan can be automatically replenished.
Summary of U.S. Federal Income Tax Consequences of the Amended and Restated Plan
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended and Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. General rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options.   Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights.   In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of Company common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards.   There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Section 409A.   Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events.
If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as certain premium interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). General rules limit the deductibility of compensation paid to the Company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Equity Compensation Plan Table
Because future awards under the Amended and Restated Plan will be granted in the discretion of the Compensation Committee, the type, number of recipients and other terms of such awards cannot be determined at this time. The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plan as of December 31, 2021:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders
2019 Omnibus Incentive Plan	2,631,950(1)	N/A	2,488,536
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total:	2,631,950	N/A	2,488,536

(1)
Repay Holdings Corporation Omnibus Incentive Plan (as previously amended, the “Current Plan”). As of December 31, 2021, 2,488,536 shares of our Class A common stock were available for awards under our Current Plan, and the following equity awards were outstanding as such date: 498,363 unvested PSUs, 162,342 unvested restricted stock units and 1,971,245 unvested restricted stock awards. These share numbers are based on the “target” payout level of our outstanding unearned PSUs. Taking into account the maximum potential payout level of our outstanding unearned PSUs, then, as of December 31, 2021, 1,990,173 shares of our Class A common stock were available for awards under our Current Plan.

Interests of Certain Persons in the Amended and Restated Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the share increase amendment because they may in the future receive awards under the Amended and Restated Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by approving the share increase amendment.
Required Vote with Respect to Amended and Restated Plan
The affirmative vote of a majority of the votes cast is required to approve and adopt the Amended and Restated Plan. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.
The Board recommends a vote “FOR” the approval of the Amended and Restated Plan.

PROPOSAL FIVE:
APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
Our Certificate of Incorporation currently provides for a classified Board divided into three classes of directors, with each class elected for staggered three-year terms. We instituted this structure at the time of the Business Combination to provide us with stability and continuity and encourage a long-term perspective from our Board.
Our Board and the Nominating and Corporate Governance Committee regularly review our Certificate of Incorporation and corporate governance standards. We have transitioned over the past two years from a newer public company partially controlled by former private equity sponsors, to a more seasoned and independent public company and the Board considered this fact in its review. In evaluating the continuation of the classified Board, we considered arguments in favor of and against declassification. While we believe that the continuity and long-term perspectives associated with a classified Board are important considerations, there are many potential advantages to declassification of the Board, including the ability of stockholders to evaluate directors annually. Annually elected boards are perceived by many institutional stockholders as increasing the accountability of directors to such stockholders. After carefully weighing these considerations, we determined it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to declassify the Board. This will result in a fully declassified Board by the 2024 Annual Meeting.
The proposed amendment to the Certificate of Incorporation would eliminate the classification of our Board over a two-year period beginning at this Annual Meeting as follows:
•
At this Annual Meeting, we would elect Class III directors to one-year terms;

•
At the 2023 Annual Meeting, we would elect Class I and Class III directors to one-year terms;

•
At the 2024 Annual Meeting and at all future annual meetings, we would elect directors from all three classes to one-year terms.

The proposed amendment would not affect the existing terms of our Class I and Class II directors. If the proposed amendment is approved, the Class III directors who are nominated for election at the Annual Meeting will be elected for one-year terms. If the proposed amendment is not approved, the Class III directors who are nominated for election at the Annual Meeting and all directors nominated for election at all future annual meetings will be elected for three-year terms. The proposed amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
Under Delaware law, directors of companies that have a classified board of directors may be removed only for cause, unless the Certificate of Incorporation provides otherwise. Delaware law provides that directors of companies that do not have a classified board of directors may be removed with or without cause. Accordingly, if the Declassification Amendment is approved, any director elected at or after the Annual Meeting may be removed from office for any reason, with or without cause. The voting standard for such removal is currently the affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of our capital stock entitled to vote on the matter, voting together as a single class. However, if the Supermajority Removal Amendment is approved, such voting standard for removal will be the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote in an election of directors.
The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this Proxy Statement as Annex B. Proposed additions are underlined, and proposed deletions are stricken through. For clarity, changes relating to the Supermajority Removal Amendment are shaded and the other changes presented relate to the Declassification Amendment.
The proposed amendment would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the proposed Declassification Amendment. The affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of our capital stock entitled to vote on the matter, voting together as a single class, is required to approve and adopt the Declassification Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal. If the Declassification Amendment is not approved, such amendments will not be implemented and the existing classified board will remain in place. The adoption of the Declassification Amendment is not contingent on the approval of any other proposal described in this proxy statement, including the Supermajority Removal Amendment.
The Board recommends you vote “FOR” the approval of the Declassification Amendment.

PROPOSAL SIX:
APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS
Our Certificate of Incorporation currently requires the approval of a supermajority of the outstanding shares of the Company in order to effect certain fundamental changes to the Company’s corporate governance. These supermajority standards currently require the affirmative vote of holders of at least:
•
80% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Company’s Bylaws or to adopt any provision inconsistent therewith (the “Bylaws Amendment Supermajority”);

•
66 2∕3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, in order to remove directors (the “Director Removal Supermajority”); and

•
66 2∕3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind, in whole or in part, the Company’s Certificate of Incorporation or any provision inconsistent therewith (the “Charter Amendment Supermajority” and, together with the Bylaws Amendment Supermajority and the Director Removal Supermajority, the “Supermajority Standards”).

We instituted these Supermajority Standards at the time of the Business Combination to provide us with corporate governance stability by requiring broad stockholder support in order to effect fundamental changes.
Our Board and the Nominating and Corporate Governance Committee regularly review our Certificate of Incorporation and corporate governance standards. As noted above, we have transitioned over the past two years from a newer public company partially controlled by former private equity sponsors, to a more seasoned and independent public company and the Board considered this fact in its review.  In evaluating the continuation of the Supermajority Standards, we considered arguments in favor of and against supermajority voting provisions. While we believe that the corporate governance stability benefits exist, many investors and other stakeholders believe that supermajority voting provisions may limit a board’s responsiveness and accountability to stockholders and restrict stockholder participation in certain corporate governance matters. After carefully weighing these considerations, we determined it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to remove the Supermajority Standards.
The proposed amendment to the Certificate of Incorporation would eliminate the Supermajority Standards in Section 5.1, 6.1 and 13.1. The voting standard in these sections would be replaced with a requirement of the affirmative vote of the holders of a majority of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this Proxy Statement as Annex B. Proposed additions are underlined, and proposed deletions are stricken through. For clarity, changes relating to the Supermajority Removal Amendment are shaded and the other changes presented relate to the Declassification Amendment.
The proposed amendment would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the proposed Supermajority Removal Amendment. The affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of our capital stock entitled to vote on the matter, voting together as a single class, is required to approve and adopt the Supermajority Removal Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal. If the Supermajority Removal Amendment is not approved, such amendments will not be implemented and the existing voting standards will remain in place. The adoption of the Supermajority Removal Amendment is not contingent on the approval of any other proposal described in this proxy statement, including the Declassification Amendment.
The Board recommends you vote “FOR” the approval of the Supermajority Removal Amendment.

STOCKHOLDER PROPOSALS
The 2023 Annual Meeting of Stockholders is anticipated to be held in June 2023. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2023 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2023 Annual Meeting, must be received by the Corporate Secretary of Repay at our principal executive offices no later than December  28, 2022. However, if the 2023 Annual Meeting is held on a date more than 30 days before or after June 8, 2023 (the anniversary date of the 2022 Annual Meeting), stockholder proposals for the 2023 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.
If a stockholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement or a nomination of a director, the stockholder must follow procedures outlined in our Bylaws in order to nominate the director or personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the stockholder proposes to bring before the meeting. Written notice must be received by the Corporate Secretary of Repay no earlier than February 8, 2023 and no later than March 10, 2023. In the event that our 2023 Annual Meeting is more than 30 days before or more than 70 days after June 8, 2023 (the anniversary date of the 2022 Annual Meeting), the written notice must be delivered or received not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting or (ii) the tenth day following the date on which public announcement of the meeting date was first made.
The SEC adopted final rules under Rule 14a-19 promulgated under the Exchange Act requiring the use of universal proxy cards by management and stockholders soliciting proxy votes for their candidates in director election contests. Under the new Rule 14a-19, the universal proxy card must include all director nominees presented by management and stockholders for election at the at the upcoming stockholder meeting. One of the procedural requirements is that stockholders presenting their own director candidates in the contest must solicit holders of a minimum of 67% of the voting power of shares entitled to vote in the election. To comply with the new universal proxy rules, stockholders who intend to solicit proxies of director nominees must provide notice that sets forth the information required by Rule 14a-19 no later than no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date (for the 2023 annual meeting, no later than April 9, 2023). If the date of the 2023 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 annual meeting is first made. Registered investment companies are not subject to the universal proxy rules.
We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to the Corporate Secretary of Repay at the address listed above.

ANNEX A
REPAY HOLDINGS CORPORATION AMENDED AND RESTATED
OMNIBUS INCENTIVE PLAN

REPAY HOLDINGS CORPORATION
OMNIBUS INCENTIVE PLAN
(As Amended and Restated Effective as of April 14, 2022)
1.   Purpose and Stockholder Approval.
(a)   Repay Holdings Corporation, a Delaware corporation, hereby amends and restates the Repay Holdings Corporation Omnibus Incentive Plan (prior to its amendment and restatement, the “Prior Plan” and, after its amendment and restatement, the “Plan”), effective as of April 14 , 2022. The Plan is intended to recognize the contributions made to the Company and its Affiliates by its employees, directors, consultants and advisors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals at the Committee’s sole and absolute discretion. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to any person who is not an employee of the Company shall in all cases be non-qualified stock options.
(b)   The Plan is contingent on and subject to its approval by the Company’s stockholders at the Company’s stockholders meeting scheduled for June 8, 2022. No grants or awards shall be made under the Plan if the Plan is not so approved. If the Plan is not so approved, the Prior Plan shall remain in effect pursuant to its original terms.
(c)   The Plan shall affect only Awards granted under the Plan on and after its approval by the Company’s stockholders at the Company’s stockholders meeting scheduled for June 8, 2022. Awards granted under the Prior Plan shall be governed by the terms of the Prior Plan and the applicable Award Documents. The terms of this Plan are not intended to affect the interpretation of the terms of the Prior Plan. If the Company’s stockholders approve the Plan, no further Awards shall be granted under the Prior Plan after the date of such approval.
2.   Definitions.   Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
(a)   “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, and any other non-corporate entity that would be such a subsidiary corporation if such entity were a corporation. For purposes of ISOs, an Affiliate means only a corporate entity.
(b)   “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.
(c)   “Award Document” means the written or electronic document that sets forth the terms and conditions of each grant of an Award. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.
(d)   “Board of Directors” means the Board of Directors of the Company.
(e)   “Cause” shall have the same definition as under any employment agreement between the Company or any Affiliate and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise provided in an Award Document, that the Grantee should be or was dismissed as a result of
(i)   any material breach by the Grantee of any agreement to which the Grantee and the Company or an Affiliate are parties,
(ii)   any act (other than retirement) or omission to act by the Grantee, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the Grantee’s ability to perform services for the Company or any Affiliate, or
(iii)   any material misconduct or neglect of duties by the Grantee in connection with the business or affairs of the Company or any Affiliate.
(f)   “Change of Control” shall mean, except as otherwise provided in the Award Document, the first to occur of any of the following events:
(i)   The date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, other than where such transaction results in all or substantially all of the assets of the Company being held by an entity as to which at least a majority of the equity ownership of such entity immediately after the sale or disposition is held by the same persons and in the same proportions as the Company’s common stock was held immediately before such sale or other disposition;
(ii)   The date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation;
(iii)   The date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock;
(iv)   The first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or
(v)   The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, the plan or other arrangement pursuant to which the Company will be dissolved or liquidated becomes irrevocable and no further contingences remain that could prevent the consummation of such plan or arrangement. For avoidance of doubt, any transaction done exclusively for the purpose of changing the domicile of the company shall not constitute a Change of Control.
(g)   “Code” means the Internal Revenue Code of 1986, as amended.
(h)   “Committee” shall have the meaning set forth in Section 3(a).

(i)   “Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.
(j)   “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code, provided, however, in the case of an Award that constitutes deferred compensation within the meaning of Section 409A of the Code, Disability means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code.
(k)   “Dividend Equivalent Right” means a right, granted to a Grantee under the terms of the Plan, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(l)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(m)   “Fair Market Value” shall mean:
(i)   If the Common Stock is traded on any national stock exchange or quotation system, then the Fair Market Value per Share shall be, the last reported sale price per share thereof on the relevant date (or the closing price as of the most recent trading day prior to the relevant date if the relevant date is not a trading day), as reported on the stock exchange or quotation system that reflects the principal market on which the Common Stock is traded on such date; or
(ii)   If the Common Stock is not traded on any national stock exchange or quotation system on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.
(n)   “Good Reason” shall have the same definition as under any employment agreement between the Company or any Affiliate and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Good Reason” shall mean, except as otherwise provided in an Award Document, the termination of employment by the Grantee following the occurrence, without the Grantee’s written consent, after a Change of Control of:
(i)   a material reduction in the Grantee’s base salary or wage rate or target incentive opportunity; or
(ii)   the relocation of the Grantee’s principal place of employment to a location more than fifty miles from the Grantee’s principal place of employment as of immediately prior to the Change of Control;
provided, however, that the foregoing events shall constitute Good Reason only if the Grantee provides the Company with written objection to the event within thirty days following the occurrence thereof, the Company does not reverse or otherwise cure the event within thirty days of receiving that written objection and the Grantee resigns the Grantee’s employment within twenty days following the expiration of the Company’s thirty-day cure period.
(o)   “Grant Date” means the date established by the Committee as of which any Award has been granted to a Grantee.
(p)   “Grantee” means any person who is granted an Award.
(q)   “ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.
(r)   “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(s)   “Option” or “Stock Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.
(t)   “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to the applicable provisions of the Plan.
(u)   “Restricted Stock” means Shares issued to a person pursuant to an Award.
(v)   “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.
(w)   “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Grantee under Section 8 of the Plan.
(x)   “Shares” means the shares of Common Stock that are the subject of Awards.
(y)   “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 7 of the Plan.
(z)   “Termination of Employment or Service in Connection with a Change of Control” shall be deemed to occur with respect to a Grantee if, within the one-year period (or such longer period as may be specified in an Award Document) beginning on the date of a Change of Control, the employment or service of the Grantee shall be terminated either (i) involuntarily for any reason other than for Cause, (ii) voluntarily for Good Reason or (iii) in the case of Directors, a required resignation from the Board of Directors.
3.   Administration of the Plan.
(a)   Committee.   The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) provided such committee consists of at least two members of the Board of Directors, each of whom qualifies as a “non-employee director” (as that phrase is used for purposes of Rule 16b-3) and as an “independent director” (as that phrase is used by the rules of the stock exchange on which the Company’s shares are traded). The foregoing requirement for members of the Compensation Committee to act as the Committee shall not be applicable if the Company ceases to be a publicly traded corporation. Notwithstanding anything in this Section 3(a) to the contrary, except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to non-employee members of the Board of Directors and officers of the Company who are subject to Section 16 of the Exchange Act. Notwithstanding anything to the contrary contained in the Plan, the Board of Directors itself shall act as the Committee with respect to Awards made to non-employee members of the Board of Directors and may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board of Directors shall have all the authority granted to the Committee under the Plan.
(b)   Grants.   The Committee shall from time to time at its discretion direct the Company to grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Grantees to whom and the times at which Awards shall be granted, (ii) subject to Section 6(b) below, determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award, (v) approve the form and terms and conditions of the Award Documents and of each Award, and (vi) to accelerate the exercisability or vesting of an Award upon the occurrence of one or more events other than completion of a service period, including without limitation upon the Grantee’s retirement, death, Disability, termination of employment or service involuntarily for any reason other than for Cause or voluntarily for Good Reason, a Change in Control, or, in the case of a director, a required resignation from the Board of Directors in connection with a Change in Control; all subject, however, to the express provisions of the Plan, including, specifically, Section 10 regarding grants of Awards to non-employee members of the Board of Directors. In making such determinations, the Committee may take into account the nature of the Grantee’s services and responsibilities, the Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final, binding and conclusive.
(c)   Exculpation.   No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder except to the extent such exculpation is prohibited by provisions of the applicable business corporations law; provided, however, that the provisions of this Section 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.
(d)   Indemnification.   Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.
4.   Eligibility.   All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.
5.   Term of the Plan.   No Award may be granted under the Plan after April 14 , 2032.
6.   Stock Options and Terms.   Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Award Documents in such form as the Committee shall from time to time approve, which Award Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.
(a)   Number of Shares.   Each Award Document shall state the number of Shares to which it pertains. A Grantee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.
(b)   Option Price.   Each Award Document shall state the Option Price that shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 6(b); provided, however, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted.
(c)   Exercise.   No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then effective registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)), contain the Grantee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 6(c) has occurred.
(d)   No Stockholder Rights Prior to Exercise.   No Grantee shall, solely by reason of having been granted one or more Options, have any rights as a stockholder of the Company and shall have no right to vote Shares subject to the Option, nor any right to receive any dividends declared or paid with respect to such Shares unless and until the Grantee has exercised his or her Option and acquired such Shares.
(e)   Medium of Payment.   A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Award Document that payment may be made in whole or in part in shares of Common Stock held by the Grantee. If payment is made in whole or in part in shares of Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares of Common Stock owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Grantee. A Grantee may also pay for Shares by delivery of Shares to be acquired upon the exercise of such Option, with such Shares being valued at the Fair Market Value on the date of exercise. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.
(f)   Termination of Options.
(i)   No Option shall be exercisable after the first to occur of the following:
(1)   Expiration of the Option term specified in the Award Document, which shall not exceed (i) ten years from the Grant Date, or (ii) five years from the Grant Date of an ISO if the Grantee on the Grant Date owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;
(2)   Except as otherwise provided in the Award Document, expiration of ninety (90) days from the date the Grantee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in this Section 6 or Section 13 below;
(3)   Except as otherwise provided in the Award Document, expiration of one year from the date the Grantee’s employment or service with the Company or its Affiliate terminates due to the Grantee’s Disability or death;

(4)   The date on which the employment or service of the Grantee shall be terminated for Cause. In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares; or
(5)   The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 12 hereof.
(ii)   Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Award Documents, as they may be amended, provided that any change pursuant to this Section 6(f)(ii) that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Grantee, and further provided that such extension is permitted by law and does not violate Code Section 409A with respect to the Option.
(iii)   During the period in which an Option may be exercised after the termination of the Grantee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Grantee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Award Document.
(g)   Transfers.   Except as provided in Section 24, no Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her except as provided in Section 24. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
(h)   Exercisability.   No Option may be exercised except to the extent the Option has become vested pursuant to its terms.
(i)   Limitation on ISO Grants.   In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Grantee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000 (determined as of the Grant Date or Dates).
(j)   Other Provisions.   The Award Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.
(k)   Amendment.   The Committee shall have the right to amend Award Documents issued to a Grantee, subject to the Grantee’s consent if such amendment is not favorable to the Grantee, except that the consent of the Grantee shall not be required for any amendment made under Section 13, and no amendment shall be made, without approval by the Company’s stockholders, to the extent required under Sections 11(b) or 15 of the Plan.
7.   Stock Appreciation Rights.
(a)   An SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Document for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the Grant Date. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in tandem with all or part of any other Award or without regard to any Option or other Award; provided that an

SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Common Stock on the Grant Date of the Option.
(b)   The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
(c)   Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.
(d)   Holders of an SAR shall have no rights as stockholders of the Company solely by reason of having granted one or more SARs. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.
(e)   A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.
(f)   Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.
(g)   Except as provided in this Section 7, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an SAR. Except as provided in this Section 7 or Section 24, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.   Restricted Stock and Restricted Stock Units.
(a)   Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Grantee subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.
(b)   At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Except as provided in Section 24, neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.
(c)   The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document.
(d)   Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares. Under no circumstances shall the holder of Restricted Stock be entitled to receive any dividends declared or paid with respect to such Shares until such time as the Restricted Stock becomes vested. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall then be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
(e)   Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock; provided, however, that such cash dividend shall not be distributed to the holder of such Restricted Stock Units until the Restricted Stock Units become vested. The Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid, but such additional Restricted Stock Units shall in all cases be subject to the same restrictions that apply to the original Restricted Stock Units.
(f)   A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.
(g)   Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than death or Disability, any Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.
(h)   Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.
(i)   Restricted Stock and Restricted Stock Units are intended to be subject to a substantial risk of forfeiture during the restricted period, and, in the case of Restricted Stock (but not Restricted Stock

Units) subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the Vesting Date in an amount equal to the then Fair Market Value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Grant Date in an amount equal to the fair market value of the Restricted Stock subject to the election on the Grant Date. Such election must be made within 30 days of the Grant Date and Grantee shall immediately notify the Company if such an election is made.
9.   Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock subject to an equity-based Award granted to such Grantee, determined as though such shares had been issued to and held by the Grantee. Notwithstanding the foregoing, no Dividend Equivalent Right may be granted hereunder to any Grantee in connection with a Stock Option or SAR granted to such Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, or may be treated as a cumulative right to the cash amount of such dividends. Any reinvestment of deemed dividends in shares of Common Stock shall be at Fair Market Value on the date of the deemed dividend distribution. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, and shall be paid or distributed in a single payment or distribution on (or as soon as practicable following) the date the underlying Award has vested (taking into account the extent of such vesting) and any such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions and to the same extent as the underlying Award to which the Dividend Equivalent Right is related expires or is forfeited. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
10.   Grants of Awards to Non-Employee Directors.   Notwithstanding anything herein to the contrary, no Awards shall be granted under the Plan to any non-employee member of the Board of Directors except as provided for in this Section 10. Specifically, non-employee members of the Board of Directors shall only receive Awards as follows:
(a)   Grants may be in the form of any Option (other than an ISO) or Award permitted under the Plan;
(b)   The fair value of Awards (based on the grant date fair value of such Awards for financial accounting purposes) granted to any non-employee member of the Board of Directors during any one calendar year, along with cash compensation paid to such non-employee member of the Board of Directors in respect of such director’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board of Directors) during such fiscal year shall not be in excess of Six Hundred Fifty Thousand Dollars ($650,000). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary or unusual circumstances as the Committee may determine appropriate.
11.   Limitations on Awards.
(a)   Shares Subject to Plan.   Subject to adjustment as provided in Section 13, the aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan after its approval by the Company’s stockholders at the Company’s stockholders meeting scheduled for June 8, 2022 shall be increased by 6,500,000 Shares, which will increase the number of Shares authorized for Awards under the Plan from 7,326,728 Shares to 13,826,728 Shares. The aggregate number of Shares available for Awards under the Plan shall be reduced on a one-for-one basis by the number of Shares issued or issuable under the Plan and/or the Prior Plan and increased by that number of Shares subject to Awards granted under the Plan or the Prior Plan which later become available in accordance with the provisions below. All of such Shares may be granted as ISOs.
(i)   The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.

(ii)   Shares covered by an Award shall be counted against the limit as set forth in this Section 11(a). A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of a stock-settled SAR, the total number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares with respect to which the SAR is exercised.
(iii)   If any Shares covered by an Award granted under the Plan or the Prior Plan are not purchased or are forfeited or expire, or if such an Award otherwise terminates without delivery of any Common Stock subject thereto, such as, for example, as a result of a cash settlement of the Award, then the number of Shares subject to such Award shall, to the extent of any such forfeiture, termination, cash-settlement or expiration, again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted under the Plan or the Prior Plan granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the corresponding Award is exercised and such number of Shares shall no longer be available for Awards under the Plan.
(iv)   To the extent Shares subject to an Option or stock-settled SAR are withheld by the Company for payment of the purchase price of the Shares or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall be treated as granted and shall not again be available for subsequent grants of Awards under the Plan.
(v)   To the extent Shares subject to a full-value Award (i.e., an equity-based Award other than an Option or SAR) are not actually issued to the Grantee at the time the Award is exercised or settled, including where Shares are withheld for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall again be available for grants of Awards under the Plan.
(vi)   The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options or other purchase rights granted under the Plan or the Prior Plan.
(b)   No Repricing.   Other than pursuant to Section 13, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed. The foregoing limitations on modifications of SARs and Options shall not be applicable to changes the Committee determines to be necessary in order to achieve compliance with applicable law, including Internal Revenue Code Section 409A.
(c)   Minimum Vesting Requirements.   Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan after the Company’s stockholders meeting scheduled for June 8, 2022 shall vest no earlier than the first anniversary of the date the Award is granted, and performance-based Awards granted under the Plan after the Company’s stockholders meeting scheduled for June 8, 2022 must have a performance period of at least one year; provided, however, that the Committee may grant Awards after the Company’s stockholders meeting scheduled for June 8, 2022 without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the number of Shares that are available for issuance under the Plan as of immediately after the Company’s stockholders meeting scheduled for June 8, 2022 (the “5% Exception Limit”) (subject to adjustment under Section 13). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s retirement, death, Disability, termination of employment or service involuntarily for any reason other than for Cause or voluntarily for Good Reason, a Change in Control, or, in the case of a director, a required resignation from the Board of Directors in connection with a Change in Control.

(d)   Dividends on Performance-Based Awards.   The Committee may provide in an Award Document evidencing a grant of a performance-based Award that the holder of such performance-based Award shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Share covered by such performance-based Award held equal to the per-share dividend paid on the Common Stock; provided, however, that such cash dividend shall not be distributed to the holder of such performance-based Award until the performance-based Award becomes vested. The Award Document may also provide that such cash payment will be deemed reinvested in additional performance-based Awards at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid, but such additional performance-based Awards shall in all cases be subject to the same restrictions that apply to the original performance-based Award.
12.   Change of Control.   In the event of a Change of Control, except to the extent otherwise provided in an Award Document, the following provisions shall apply:
(a)   Awards Assumed or Substituted by Surviving Entity.   Awards assumed by an entity that is the surviving or successor entity following a Change of Control (the “Surviving Entity”) or are otherwise equitably converted or substituted in connection with a Change of Control shall have the same vesting schedule in effect following the Change of Control unless the Award Document provides otherwise. Following the Change in Control, if a Termination of Employment or Service in Connection with a Change in Control occurs, then all of the Grantee’s outstanding Awards shall become fully exercisable and/or vested as the case may be as of the date of termination, with payout to such Grantee within 60 days following the date of termination of employment, provided that the payment date of any Awards that are considered to be deferred compensation shall not be accelerated. With respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified performance measures in the specified performance period and which is assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control, unless the Award Document provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control at target, subject to the Grantee’s continued employment or other service through the last day of the applicable performance period, and, following the Change in Control, if a Termination of Employment or Service in Connection with a Change in Control occurs, then all of the Grantee’s outstanding time-based Awards shall become fully exercisable and/or vested as the case may be as of the date of termination, with payout to such Grantee within 60 days following the date of termination of employment, provided that the payment date of any Awards that are considered to be deferred compensation shall not be accelerated.
(b)   Awards not Assumed or Substituted by Surviving Entity.   Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board of Directors, unless the Award Document provides otherwise, all outstanding Awards shall become immediately vested and exercisable, as the case may be, at or immediately prior to the consummation of the event that constitutes the Change of Control, and all such vested Awards shall be cancelled in exchange for a payout of the Award (to the extent applicable under the terms of the Award) to Grantees within sixty (60) days following the Change of Control, in an amount equal to the amount that the Grantee would have received (net of the exercise price with respect to any Awards in the nature of Options, SARs or other purchase rights) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options, SARs or other purchase rights were exercised immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, if an Option, SAR or other purchase right is not assumed or substituted by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change of Control and the exercise price with respect to the outstanding Option, SAR or other purchase right equals or exceeds the amount payable per Share in the Change in Control, such Awards shall be cancelled without any payment to the Grantee. With respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified performance measures in the specified performance period and which is not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control, unless the Award

Document provides otherwise, the Award shall become vested, and be paid and settled at target and prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period.
(c)   Other Considerations.   Notwithstanding the forgoing provisions of this Section 12, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to this Section 12, unless the Change in Control constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) and such payment or settlement does not result in a violation of Section 409A of the Code.
13.   Adjustments on Changes in Capitalization.   The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 10(b) hereof, the number of Shares covered by each outstanding Award, and the Option Price for each related outstanding Option and SAR, shall be appropriately adjusted in the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Grantee, except for adjustments made pursuant to Section 12 hereof.
14.   Substitute Awards.   Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances notwithstanding any other terms of this Plan. In the case of any such substitute awards, Shares delivered or deliverable in connection with such substitute awards shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by the rules of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted), and available shares of stock under a stockholder-approved plan of any such employing corporation (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which also shall not reduce the number of Shares otherwise available under the Plan (subject to applicable requirements of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted).
15.   Amendment of the Plan.   The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable; provided that, without obtaining stockholder approval, the Board of Directors may not: (i) increase the maximum number of Shares as to which Awards may be granted, except for adjustments pursuant to Section 13, (ii) materially expand the eligible participants or (iii) otherwise adopt any amendment constituting a change requiring stockholder approval under applicable laws or applicable listing requirements of the Nasdaq Stock Market or any other exchange on which the Company’s securities are listed. No amendment to the Plan shall adversely materially affect any outstanding Award, however, without the consent of the Grantee.
16.   No Commitment to Retain.   The grant of an Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.
17.   Withholding of Taxes.   Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement. The Grantee may elect to make payment for the withholding of federal, state and local taxes by one or a combination of the following methods: (i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld); (ii) delivering part or all of the amount to be withheld in the form of Shares valued at Fair Market Value; (iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock or Restricted Stock Unit, or upon the transfer of Shares, a number of Shares having a Fair Market Value; or (iv) withholding from any cash compensation otherwise due to the Grantee. The maximum amount of tax withholding upon exercise of an Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, shall not exceed the minimum amount of taxes required to be withheld under federal, state and/or local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. Notwithstanding the foregoing, any Grantee who makes a disqualifying disposition of Shares acquired under an ISO or an election under Section 83(b) of the Code with respect to Restricted Stock shall remit to the Company an amount, if any, sufficient to satisfy all resulting tax withholding requirements in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld), or by withholding from any cash compensation otherwise due to the Grantee.
18.   Source of Shares; Fractional Shares.   The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award. Notwithstanding anything in the Plan to the contrary, the Company may satisfy its obligation to issue Shares hereunder by book-entry registration.
19.   Deferred Arrangements.   The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.
20.   Parachute Limitations.   Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be subject to excise tax under Code Section 4999; provided, however, that the foregoing limitation on Options or Awards under the Plan shall only be applicable to the extent that the imposition of such limitation is, on a net after tax basis, beneficial to the Grantee. The Committee shall have the authority to determine what restrictions and/or reductions in payments shall be made under this Section 20 in order to avoid the detrimental tax consequences of Code Section 4999, and may use such authority to cause a reduction to payments or benefits that would be made by reason of contracts, agreements or arrangements that are outside the scope of the Plan, to the extent such a reduction would result in a greater, net after-tax benefit to the Grantee.
21.   Section 409A.   The Committee intends to comply with Section 409A of the Code (“Section 409A”) with regard to any Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A, and otherwise to provide Awards that are exempt from Section 409A. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A may commence earlier than (i) Grantee’s separation from service; (ii) the date the Grantee incurs a Disability; (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Document or (b) specified by the Grantee in an election complying with the requirements of Section 409A of the Code; or (vi) a change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5). Notwithstanding anything herein or in any Award Document or election to the contrary, to the extent that distribution of an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A is triggered by the Grantee’s separation from service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s separation from service, or, if earlier, the date of the Grantee’s death, to the extent required to comply with Code Section 409A. If an Award Document does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee during which the Grantee’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code.
22.   Unfunded Status of Plan.   The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.
23.   Compensation Recovery.
(a)   In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years of the Company for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws (a “Restatement”), the amount of any Excess Compensation (as defined below) realized by an any Executive Officer (as defined below) shall be subject to recovery by the Company.
(b)   For purposes of this Section 23:
(i)   An “Executive Officer” shall mean any officer of the Company who holds an office of executive vice president or above; and
(ii)   “Excess Compensation” shall mean the excess of (i) the actual amount of cash-based or equity-based incentive compensation received by an Executive Officer over (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement.
(c)   Recovery of Excess Compensation under this Section 23 shall not preclude the Company from seeking relief under any other agreement, policy or law or any other recoupment policy currently in effect or subsequently adopted by the Board of Directors of the Company. The Company’s recoupment rights under this Section 23 shall be in addition to, and not in lieu of, actions that the Company may take to remedy or discipline any act of misconduct by an Executive Officer including, but not limited to, termination of employment or initiation of appropriate legal action.
(d)   The recovery of compensation under this Section 23 is separate from and in addition to the compensation recovery requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and the Committee

shall reduce the recoupment under this Section 23 by any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to such section.
24.   Permitted Transfers.   Notwithstanding anything contained herein to the contrary, Awards (other than ISOs and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of a Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such Permitted Transferee in accordance with the terms of the Award Document. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Document, except to the extent the Plan and Award Document otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.
25.   Governing Law.   The validity, performance, construction and effect of this Plan shall, except to the extent preempted by federal law, be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.

ANNEX B
PROPOSED AMENDMENTS TO REPAY HOLDINGS CORPORATION
CERTIFICATE OF INCORPORATION
Proposed additions are underlined, and proposed deletions are stricken through. For clarity, changes relating to the Supermajority Removal Amendment are shaded and the other changes presented relate to the Declassification Amendment.
ARTICLE V
Section 5.1.   By-Laws.   In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the by-laws or pursuant to applicable law, the affirmative vote of the holders of ~~at least 80%~~a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the by-laws of the Corporation or to adopt any provision inconsistent therewith.
ARTICLE VI
Section 6.1.   Board of Directors.
(A)   Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time exclusively by resolution adopted by the Board; provided, however, that the number of directors constituting the whole Board shall not be more than 15. The directors ~~(other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be~~are divided into three classes designated Class I, Class II and Class III. ~~Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first~~The terms of the classes elected at the annual meeting of stockholders ~~following the closing date (such date, the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (as amended from time to time), dated as of January 21, 2019, by and among Thunder Bridge Acquisition Ltd., TB Acquisition Merger Sub LLC, the Company and CC Payment Holdings, L.L.C., Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Closing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Closing Date. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number~~held in 2020 and 2021, respectively, expire at the 2023 and 2024 annual meeting of stockholders, respectively. Commencing with the election of directors ~~remove or shorten~~at the ~~term of any incumbent director. Any such director shall hold office until~~2022 annual meeting of stockholders, each director elected by the stockholders at an annual meeting of stockholders shall serve for a term expiring at the next succeeding annual meeting ~~at which his or her term expires~~of stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. ~~The Board is authorized to assign members of the Board already in office to their respective class~~ Accordingly, the division of directors into classes described above shall terminate at the 2024 annual meeting of stockholders.

B-1

(B)   Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Stockholders Agreements, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next ~~election~~annual meeting of ~~the class for which such director shall have been chosen~~stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, until the 2024 annual meeting of stockholders, any director elected to fill a vacancy caused by the death, resignation, retirement, disqualification, removal or other cause of a director shall hold office until the annual meeting of stockholders at which the term of such director would have expired and until his or her successor shall have been duly elected and qualified.
(C)   ~~Any~~Until the 2024 annual meeting of stockholders, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of ~~at least 662∕3%[~~a majority]1 of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Thereafter, any or all of the directors may be removed with or without cause upon the affirmative vote of the holders of a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE XIII
Section 13.1.   Amendments.   ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662∕3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XII and this Article XIII.~~ Except as expressly provided in the ~~foregoing sentence and the~~ remainder of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), this Certificate of Incorporation may be amended by the affirmative vote of the holders of ~~at least~~ a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

1
If the Declassification Amendment is approved, but the Supermajority Removal Amendment is not approved, then the bracketed language will read “at least 66 2∕3%”. If both the Declassification Amendment and the Supermajority Removal Amendment are approved, the language will read as stated above.

B-2

REPAY HOLDINGS CORPORATION Annual Meeting of Stockholders June 8, 2022 at 10:00 AM EDT This Proxy is solicited on behalf of the Board of Directors of Repay Holdings Corporation The stockholder(s) hereby appoint(s) John Morris, Timothy J. Murphy and Tyler B. Dempsey, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Repay Holdings Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 8, 2022 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http·lj www viewproxy com/Repay/2022 by 11:59 PM EDT on June 6, 2022. On the day of the Annual Meeting of Stockholders, you will be able to join the meeting by using the invrte provided after registration. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. These proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders or any adjoumment thereof in accordance with their judgment. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE & PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. & Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/Repay/2022

1. To elect three Class Ill directors for terms expiring at the 2023 Annual Meeting of Stockholders (if Proposal Five is approved) or at the 2025 Annual Meeting of Stockholders (if Proposal Five is not approved) FOR WITHHOLD Please mark your votes like this [R] 3. To ratify the appointment of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 D FOR D AGAINST D ABSTAIN 01 William Jacobs D D 02 Peter J. Kight D D 03 John Morris D D 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers D FOR D AGAINST D ABSTAIN D Change of Address - Please print new address below VIRTUAL CONTROL NUMBER 4. To approve and adopt an amendment and restatement of our Omnibus Incentive Plan D FORD AGAINST D ABSTAIN 5. To approve and adopt an amendment to our Certificate of Incorporaiton to declassify the Board of Directors D FORD AGAINST D ABSTAIN 6. To approve and adopt an amendment to our Certificate of Incorporaiton to remove certain supennajority voting requirements D FORD AGAINST D ABSTAIN Voting recommendations: Our Board of Directors recommends that you vote " FOR" each of the nominees for Class Ill directors (Proposal One), " FOR" the approval of the compensation of our named executive officers (Proposal Two), 11FOR" ratification of the proposed Independent Registered Public Accounting Firm (Proposal Three), "FOR" the approval of the amended and restated Omnibus Incentive Plan (Proposal Four), " FOR" the approval of the amendment to our Certificate of Incorporation to declassify the Board of Directors (Proposal Five) and " FOR" the approval of the amendment to our Certificate of Incorporation to remove certain supermajority voting requirements (Proposal Six). Date: Signature Signature (if held jointly) NOTE: This proX'f should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If thesignatory is acorporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory Is a partnership, please sign in thepartnership name by authortzed person. A PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. A As a stockholder of Repay Holdings Corporation you have the option of voting your shares electron ically through the Internet or by telephone, eliminating the need to return the proxy card. Your elect ronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM EDT on June 7, 2022. As a Registe red Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/Repay/2022 using your Virtual Control Number below. Your registratio n must be received by 11:59 PM EDT on June 6, 2022. On the day of the meeting, you may log in to the meeting through the link provided following registration using the password you received via email in your registration confirmation and follow instruct ions to vote your shares. Please have your Virtual Contro l Number with you during the meeting in order to vote. Further instructio ns on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "General Information". VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone INTERNET Vote Your Shares on the Internet: Go to http://www.AALvote.com/RPA Y Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope pro vided.